Exhibit 4.2

LOAN AND SECURITY AGREEMENT

Dated as of August 1, 2014

between

Siena Lending Group LLC,

as Lender,

Hudson Global Resources Management, Inc.,

as Borrower

Hudson Global, Inc.,

As Guarantor

Loan and Security Agreement

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Loan and Security Agreement

	5.3	Title to Collateral; Third Party Locations; Permitted Liens	14
	5.4	Accounts and Chattel Paper	14
	5.5	Electronic Chattel Paper	14
	5.6	Capitalization; Investment Property	14
	5.7	Commercial Tort Claims	16
	5.8	State of Organization; Location of Collateral	16
	5.9	Financial Statements and Reports; Solvency	16
	5.10	Tax Returns and Payments; Pension Contributions	17
	5.11	Compliance with Laws; Intellectual Property; Licenses	18
	5.12	Litigation	19
	5.13	Use of Proceeds	19
	5.14	Insurance	19
	5.15	Financial, Collateral and Other Reporting / Notices	20
	5.16	Litigation Cooperation	21
	5.17	Maintenance of Collateral, Etc	22
	5.18	Material Contracts	22
	5.19	No Default	22
	5.20	No Material Adverse Change	22
	5.21	Full Disclosure	22
	5.22	Sensitive Payments	23
	5.23	[Reserved]	23
	5.24	Negative Covenants	23
	5.25	Financial Covenants	25

6.	LIMITATION OF LIABILITY AND INDEMNITY		25

	6.1	[Reserved]	25
	6.2	Limitation of Liability	25
	6.3	Indemnity	26

7.	EVENTS OF DEFAULT AND REMEDIES		26
	7.1	Events of Default	26
	7.2	Remedies with Respect to Lending Commitments/Acceleration/Etc	28
	7.3	Remedies with Respect to Collateral	28

8.	LOAN GUARANTY		33

	8.1	Guaranty	33
	8.2	Guaranty of Payment	33
	8.3	No Discharge or Diminishment of Loan Guaranty	34
	8.4	Defenses Waived	34
	8.5	Rights of Subrogation	35
	8.6	Reinstatement; Stay of Acceleration	35
	8.7	Information	35
	8.8	Termination	35
	8.9	Maximum Liability	36

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Loan and Security Agreement

	8.10	Contribution	36
	8.11	Liability Cumulative	36

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES		37

10.	GENERAL PROVISIONS		38

	10.1	Notices	38
	10.2	Severability	40
	10.3	Integration	41
	10.4	Waivers	41
	10.5	Amendment	41
	10.6	Time of Essence	41
	10.7	Expenses, Fee and Costs Reimbursement	41
	10.8	Benefit of Agreement; Assignability	42
	10.9	Recordation of Assignment	42
	10.10	Participations	43
	10.11	Payments on Non-Business Days	43
	10.12	Headings; Construction	43
	10.13	USA PATRIOT Act Notification	44
	10.14	Counterparts; Fax/Email Signatures	44
	10.15	GOVERNING LAW	44
	10.16	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL	44
	10.17	Publication	45
	10.18	Confidentiality; Sharing Information

Disclosure Schedule
Schedule A	Description of Certain Terms
Schedule B	Definitions
Schedule C	[Reserved]
Schedule D	Reporting
Schedule E	Financial Covenants
Schedule F	Cure Periods
Exhibit A	Form of Notice of Borrowing
Exhibit B	Closing Checklist
Exhibit C	Client User Form
Exhibit D	Authorized Accounts Form
Exhibit E	Form of Account Debtor Notification
Exhibit F	Form of Compliance Certificate

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of August 1, 2014 among (1) SIENA LENDING GROUP LLC (“Lender”) and (2) Hudson Global Resources Management, Inc., a Pennsylvania corporation (“Borrower”). The Schedules and Exhibits to this Agreement are an integral part of this Agreement and are incorporated herein by reference. Terms used, but not defined elsewhere, in this Agreement are defined in Schedule B.

1.	LOANS AND LETTERS OF CREDIT.

1.1          Revolving Loans and Letters of Credit. Subject to the terms and conditions contained in this Agreement, including Sections 1.3 and 1.6, Lender will, from time to time prior to the Maturity Date, at Borrower’s request, (i) make revolving loans to Borrower (“Revolving Loans”), and (ii) make letters of credit (“Letters of Credit”) available to Borrower; provided, that after giving effect to each such Revolving Loan and each such Letter of Credit, (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, and (B) none of the other Loan Limits for Revolving Loans will be exceeded. The Revolving Loans may be repaid and reborrowed subject to the terms and conditions herein.

1.2          Reserves re Revolving Loans / Letters of Credit. Lender may, with or without notice to Borrower, from time to time establish and revise reserves against the Borrowing Base and/or the Maximum Revolving Facility Amount in such amounts and of such types as Lender deems appropriate in its Permitted Discretion (“Reserves”). Such Reserves will be available for Borrower to view in Passport 6.0 simultaneously with the imposition thereof; provided, that to the extent such Reserves are not available for Borrower to view in Passport 6.0, Lender shall provide written notice to Borrower prior to or simultaneously with the imposition of such Reserves. Without limiting the foregoing, references to Reserves shall include the Dilution Reserve. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Lender to make advances to pay such liability or otherwise obligate Lender with respect thereto.

1.3          Protective Advances.

Any contrary provision of this Agreement or any other Loan Document notwithstanding, at any time (A) after the occurrence and during the continuance of a Default or an Event of Default, or (B) that any of the other applicable conditions precedent set forth in Section 1.6 or otherwise are not satisfied, Lender hereby is authorized by Borrower, from time to time, in Lender’s sole discretion, to make Revolving Loans to, or for the benefit of, Borrower, that Lender in its sole discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, or (2) to enhance the likelihood of repayment of the Obligations (the Revolving Loans described in this Section 1.3 shall be referred to as “Protective Advances”). Any contrary provision of this Agreement or any other Loan Document notwithstanding, Lender may direct the proceeds of any Protective Advance to Borrower or to such other Person as Lender determines in its sole discretion. All Protective Advances shall be payable immediately upon demand.

Loan and Security Agreement

1.4          Notice of Borrowing; Manner of Revolving Loan Borrowing.

Borrower shall request each Revolving Loan by submitting such request via Passport 6.0 (or, if requested by Lender, by delivering, in writing or via an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a “Notice of Borrowing”). Subject to the terms and conditions of this Agreement, including Sections 1.1 and 1.6, Lender shall, except as provided in Section 1.3, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower at a bank in the United States of America as Borrower may specify (provided that such account must be one identified on Section 3 of the Disclosure Schedule, as such Disclosure Schedule may be updated from time to time, as an account to be used for funding of loan proceeds) by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Lender on or before 11:00 a.m. Eastern Time on a Business Day, or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Lender after 11:00 a.m. Eastern Time on a Business Day, or is received by Lender on any day that is not a Business Day. Lender shall charge to the Revolving Loan Lender’s usual and customary fees for the wire transfer of each Loan.

1.5          Other Provisions Applicable to Letters of Credit. Lender shall, on terms and conditions set forth in this Agreement (including the terms and conditions set forth in Section 1.1 and Section 1.6), make Letters of Credit available to Borrower either by issuing them, or by causing other financial institutions reasonably acceptable to Borrower to issue them supported by Lender’s guaranty or indemnification; provided, that after giving effect to each Letter of Credit, the Letter of Credit Balance will not exceed the Letter of Credit Limit. Borrower agrees to execute all documentation reasonably required by Lender and/or the issuer of any Letter of Credit in connection with any such Letter of Credit. Borrower hereby unconditionally and irrevocably agrees to reimburse Lender and/or the applicable issuer for each payment or disbursement made by Lender and/or the applicable issuer under any Letter of Credit honoring any demand for payment made thereunder, in each case on the date that such payment or disbursement is made if demand therefor is received by Borrower prior to 11:00 a.m. Eastern Time on a Business Day and otherwise on the following Business Day. Borrower’s reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (ii) the existence of any claim, set-off, defense or other right which Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), Lender, the applicable issuer under any Letter or Credit, or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between Borrower and the beneficiary named in any Letter of Credit), (iii) any lack of validity, sufficiency or genuineness of any document which Lender or the applicable issuer has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (iv) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Any and all amounts paid by Lender in respect of a Letter of Credit will, at the election of Lender, be treated for all purposes as a Revolving Loan, and bear interest, and be payable, in the same manner as a Revolving Loan.

1.6          Conditions of Making the Loans and Issuing Letters of Credit. Lender’s obligation to make any Loan or issue or cause any Letter of Credit to be issued under this Agreement is subject to the following conditions precedent (as well as any other conditions set forth in this Agreement or any other Loan Document), all of which must be satisfied in a manner reasonably acceptable to Lender (and as applicable, pursuant to documentation which in each case is in form and substance reasonably acceptable to Lender) as of each day that such Loan is made or such Letter of Credit is issued, as applicable:

Loan and Security Agreement

(a)          Loans and Letters of Credit Made and/or Issued on the Closing Date: With respect to Loans made, and/or Letters of Credit issued, on the Closing Date, (i) Borrower shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such agreements, instruments, documents, proxies and certificates as Lender may reasonably require, and including such other agreements, instruments, documents and/or certificates listed on the closing checklist attached hereto as Exhibit B; (ii) Lender shall have completed its business and legal due diligence pertaining to Borrower, their respective businesses and assets, with results thereof satisfactory to Lender in its sole discretion; (iii) Lender’s obligations and commitments under this Agreement shall have been approved by Lender’s Credit Committee; (iv) after giving effect to such Loans and Letters of Credit, as well as to the payment of all trade payables older than 60 days past due, closing costs and any book overdraft, Excess Availability plus immediately available unencumbered cash and cash equivalents on hand of Borrower shall be no less than $3,000,000; (v) Borrower shall have paid to Lender all fees due on the date hereof, and shall have paid or reimbursed Lender for all of Lender’s costs, charges and expenses incurred through the Closing Date and for which Borrower has received invoices in reasonable detail at least 2 Business Days prior to the Closing Date, and in connection herewith, Borrower hereby irrevocably authorizes Lender to charge such fees, costs, charges and expenses as Revolving Loans; (vi) Borrower shall have provided to Lender such information as Lender may reasonably require in order to determine the Borrowing Base (including the items set forth in Section 5.15(a)), as of such borrowing or issue date, after giving effect to such Loans and/or Letters of Credit, as applicable; and (vii) Borrower shall have duly executed and/or delivered, or, as applicable, shall have caused such other applicable Persons to have duly executed and or delivered, to Lender such further agreements, instruments, documents, proxies and certificates as Lender may reasonably require in connection therewith.

(b)          All Loans and/or Letters of Credit: With respect to Loans made and/or Letters of Credit issued, on the Closing Date (in addition to the conditions specified in Section 1.6(a) above as applicable) and/or at any time thereafter, (i) each of the representations and warranties set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects as of the date such Loan is made and/or such Letter of Credit is issued (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date), both before and immediately after giving effect thereto; and (ii) no Default or Event of Default shall be in existence, both before and immediately after giving effect thereto.

1.7          Repayments.

(a)          Overadvances. If at any time (a) the sum of the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds the lesser of (i) the Maximum Revolving Facility Amount and (ii) the Borrowing Base, or (b) any of the Loan Limits for Revolving Loans or Letters of Credit are exceeded, then in each case, Borrower will pay to Lender within one Business Day after demand by Lender such amounts (or, with respect to the Letter of Credit Balance, provide cash collateral to Lender in the manner set forth in clause (b) below) as shall cause Borrower to eliminate such excess.

Loan and Security Agreement

(b)          Maturity Date Payments / Cash Collateral. All remaining outstanding monetary Obligations (other than contingent obligations not then due) shall be payable in full on the Maturity Date or, if earlier, the date of any acceleration pursuant to Section 7.2. Without limiting the generality of the foregoing, if, on the Maturity Date, there are any outstanding Letters of Credit, then on such date Borrower shall provide to Lender cash collateral in an amount equal to 110% of the Letter of Credit Balance to secure all of the Obligations (including reasonable estimated attorneys’ fees and other expenses) relating to said Letters of Credit or such greater percentage or amount as Lender deems appropriate in its Permitted Discretion, pursuant to a cash pledge or other appropriate agreement in form and substance reasonably satisfactory to Lender.

1.8          Prepayments / Voluntary Termination / Application of Prepayments.

(a)          Certain Mandatory Prepayment Events. Borrower shall be required to prepay the outstanding principal balance of the Revolving Loans within five (5) Business Days of the date of each and every Prepayment Event (and within five (5) Business Days of any date thereafter on which proceeds pertaining thereto are received by Borrower), in each case without any demand or notice from Lender or any other Person, all of which is hereby expressly waived by Borrower, in the amount of 100% of the cash proceeds (net of documented reasonable out-of-pocket costs and expenses, including Taxes and any reserves established in connection therewith, incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of Borrower) received by Borrower with respect to such Prepayment Event; provided that with respect to a Prepayment Event of the type described in clauses (i) and (ii) of the definition of Prepayment Event, so long as no Default or Event of Default exists, to the extent that the proceeds received by such Person as a result of such Prepayment Event do not exceed $250,000 in the aggregate during any Fiscal Year and are actually applied within 180 days of such receipt to (x) replace the property or assets subject to such Prepayment Event with property and/or assets performing the same or similar functions or (y) repair, replace or reconstruct property and or assets damaged by such Prepayment Event, such proceeds shall not be required to prepay the Loans pursuant to this Section 1.8(a) (pending such reinvestment such proceeds shall be segregated by Borrower for such purpose; provided to the extent such proceeds are not reinvested within such 180 day period, or any Default or Event of Default occurs during such period, Lender shall apply such proceeds as a prepayment of the Revolving Loans as provided in this Section 1.8(a)).

(b)          Voluntary Termination of Loan Facilities. Borrower may, on at least 10 days prior written notice (which notice may be conditioned upon the closing of another transaction) received by Lender, permanently terminate the Loan facilities by repaying all of the outstanding Obligations, including all principal, interest and fees with respect to the Revolving Loans, and any Early Termination Fee in the amount specified in the Fee Letter. Following Lender’s receipt of such notice and its receipt of a request from Borrower (either contained in such notice or made separately thereafter), Lender agrees to provide Borrower with a payoff letter setting forth the terms and conditions upon which the Obligations shall be satisfied in full and the Loan Documents shall be terminated, and Lender shall provide all reasonably requested Lien releases, terminations and other similar documentation. If, on the date of a voluntary termination pursuant to this Section 1.8(b), there are any outstanding Letters of Credit, then on such date, and as a condition precedent to such termination, Borrower shall provide to Lender cash collateral in an amount equal to 110% of the Letter of Credit Balance to secure all of the Obligations (including reasonable estimated attorneys’ fees and other expenses) relating to said Letters of Credit, pursuant to a cash pledge or other appropriate agreement in form and substance reasonably satisfactory to Lender. From and after such date of termination, Lender shall have no obligation whatsoever to extend any additional Loans or Letters of Credit.

Loan and Security Agreement

1.9          Obligations Unconditional.

(a)          The payment and performance of all Obligations shall constitute the absolute and unconditional obligations of Borrower, and shall be independent of any defense or rights of set-off, recoupment or counterclaim which Borrower or any other Person might otherwise have against Lender or any other Person. All payments required (other than by Lender) by this Agreement and/or the other Loan Documents shall be made in Dollars (unless payment in a different currency is expressly provided otherwise in the applicable Loan Document) and paid free of any deductions or withholdings for any taxes or other amounts and without abatement, diminution or set-off. If Borrower is required by applicable law to make such a deduction or withholding from a payment under this Agreement or under any other Loan Document, Borrower shall pay to Lender such additional amount as is necessary to ensure that, after the making of such deduction or withholding, Lender receives (free from any liability in respect of any such deduction or withholding) a net sum equal to the sum which it would have received and so retained had no such deduction or withholding been made or required to be made. Borrower shall (i) pay the full amount of any deduction or withholding, which it is required to make by law, to the relevant authority within the payment period set by applicable law, and (ii) promptly after any such payment, deliver to Lender an original (or certified copy) official receipt issued by the relevant authority in respect of the amount withheld or deducted or, if the relevant authority does not issue such official receipts, such other evidence of payment of the amount withheld or deducted as is reasonably acceptable to Lender.

(b)          If, at any time and from time to time after the Closing Date (or at any time before or after the Closing Date with respect to (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives thereunder or issued in connection therewith, or (y) all rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case for purposes of this clause (y) pursuant to Basel III, regardless of the date enacted, adopted or issued), (i) any change in any existing law, regulation, treaty or directive or in the interpretation or application thereof, (ii) any new law, regulation, treaty or directive enacted or application thereof, or (iii) compliance by Lender with any directive (whether or not having the force of law) from any Governmental Authority, central bank or comparable agency (A) subjects Lender to any tax, levy, impost, deduction, assessment, charge or withholding of any kind whatsoever with respect to any Loan Document, or changes the basis of taxation of payments to Lender of any amount payable thereunder (except for net income taxes, or franchise taxes imposed in lieu of net income taxes, imposed generally by federal, state, local or other taxing authorities with respect to interest or fees payable hereunder or under any other Loan Document or changes in the rate of tax on the overall net income of Lender or its members), in either case, which was not applicable to Lender as of the Closing Date (or with respect to any assignee of Lender or Participant, as of the date of such assignee’s assignment or Participant’s purchase of its participation interest) or (B) imposes on Lender any other condition or increased cost in connection with the transactions contemplated thereby or participations therein, and the result of any of the foregoing is to increase the cost to Lender of making or continuing any Loan or Letter of Credit or to reduce any amount receivable hereunder or under any other Loan Documents, then, in any such case, Borrower shall promptly pay to Lender, after being notified to do so by Lender, any additional amounts necessary to compensate Lender, on an after-tax basis, for such additional cost or reduced amount as reasonably determined by Lender, which notice shall include a detailed calculation and explanation of the cause of such additional amounts. Each such notice of additional amounts payable pursuant to this Section 1.9(b) submitted by Lender to Borrower shall, absent demonstrable error, be final, conclusive and binding for all purposes. Borrower shall not be required to compensate Lender for any amount incurred more than 120 days prior to the date that Lender demands compensation in accordance herewith.

Loan and Security Agreement

(c)          This Section 1.9 shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

1.10        Reversal of Payments. To the extent that any payment or payments made to or received by Lender pursuant to this Agreement or any other Loan Document are subsequently invalidated, declared to be fraudulent or preferential, set aside, or required to be repaid to any trustee, receiver or other Person under any state, federal or other bankruptcy or other such applicable law, then, to the extent thereof, such amounts (and all Liens, rights and remedies therefore) shall be revived as Obligations (secured by all such Liens) and continue in full force and effect under this Agreement and under the other Loan Documents as if such payment or payments had not been received by Lender. This Section 1.10 shall remain operative and in full force and effect regardless of the expiration or any termination of this Agreement.

2.	INTEREST AND FEES; LOAN ACCOUNT.

2.1          Interest.  All Loans and other monetary Obligations shall bear interest at the interest rate(s) set forth in Section 3 of Schedule A, and accrued interest shall be payable (i) on the first day of each month in arrears, (ii) upon a prepayment of such Loan in accordance with Section 1.8, and (iii) on the Maturity Date; provided, that after the occurrence and during the continuation of an Event of Default, all Loans and other monetary Obligations shall bear interest at a rate per annum equal to three (3) percentage points in excess of the rate otherwise applicable thereto (the “Default Rate”), and all such interest shall be payable on demand. Changes in the interest rate shall be effective as of the date of any change in the Base Rate.

2.2           Fees. Borrower shall pay Lender the fees set forth on the Fee Letter on the dates set forth therein, which fees are in addition to all fees and other sums payable by Borrower or any other Person to Lender under this Agreement or under any other Loan Document, and, in each case are not refundable once paid.

2.3          Computation of Interest and Fees. All interest and fees shall be calculated daily on the outstanding monetary Obligations based on the actual number of days elapsed in a year of 360 days.

2.4          Loan Account; Monthly Accountings. Lender shall maintain a loan account for Borrower reflecting all outstanding Loans and the Letters of Credit Balance, along with interest accrued thereon and such other items reflected therein (the “Loan Account”), and shall provide Borrower with a monthly accounting reflecting the activity in the Loan Account, viewable by Borrower on Passport 6.0. Each accounting shall be deemed correct, accurate and binding on Borrower and an account stated (except for reverses and reapplications of payments made and corrections of errors with respect to which Lender will endeavor to promptly notify Borrower in writing), unless Borrower notifies Lender in writing to the contrary within thirty days after such account is made available to Borrower, describing the nature of any alleged errors or omissions. However, Lender’s failure to maintain the Loan Account or to provide any such accounting shall not affect the legality or binding nature of any of the Obligations. Interest, fees and other monetary Obligations due and owing under this Agreement (including fees and other amounts paid by Lender to issuers of Letters of Credit) may, in Lender’s discretion, be charged to the Loan Account, and will thereafter be deemed to be Revolving Loans and will bear interest at the same rate as other Revolving Loans.

Loan and Security Agreement

2.5          Further Obligations; Maximum Lawful Rate. With respect to all monetary Obligations for which the interest rate is not otherwise specified herein (whether such Obligations arise hereunder or under any other Loan Document, or otherwise), such Obligations shall, beginning on the date such Obligations become due, bear interest at the rate(s) in effect from time to time with respect to the Revolving Loans and, except as set forth on the Fee Letter, shall be payable upon demand by Lender. In no event shall the interest charged with respect to any Loan or any other Obligation exceed the maximum amount permitted under applicable law. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable or other amounts hereunder or under any other Loan Document (the “Stated Rate”) would exceed the highest rate of interest or other amount permitted under any applicable law to be charged (the “Maximum Lawful Rate”), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest and other amounts payable shall be equal to the Maximum Lawful Rate; provided, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, Borrower shall, to the extent permitted by applicable law, continue to pay interest and such other amounts at the Maximum Lawful Rate until such time as the total interest and other such amounts received is equal to the total interest and other such amounts which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable or such other amounts payable. Thereafter, the interest rate and such other amounts payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest or other such amounts received by Lender exceed the amount which it could lawfully have received had the interest and other such amounts been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, Lender has received interest or other such amounts hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other Obligations (other than interest) payable hereunder, and if no such principal or other Obligations are then outstanding, such excess or part thereof remaining shall be paid to Borrower. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

3.	SECURITY INTEREST GRANT / POSSESSORY COLLATERAL / FURTHER ASSURANCES.

3.1          Grant of Security Interest. To secure the full payment and performance of all of the Obligations, Borrower hereby collaterally assigns to Lender and grants to Lender a continuing security interest in all property of Borrower, whether tangible or intangible, real or personal, now or hereafter owned, existing, acquired or arising and wherever now or hereafter located, and whether or not eligible for lending purposes (but excluding Excluded Property), including: (i) all Accounts (whether or not Eligible Accounts) and all Goods whose sale, lease or other disposition by Borrower has given rise to Accounts and have been returned to, or repossessed or stopped in transit by, Borrower; (ii) all Chattel Paper (including Electronic Chattel Paper), Instruments, Documents, and General Intangibles (including all patents, patent applications, trademarks, trademark applications, trade names, trade secrets, goodwill, copyrights, copyright applications, registrations, licenses, software, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, contracts rights, payment intangibles, security interests, security deposits and rights to indemnification); (iii) all Inventory; (iv) all Goods (other than Inventory), including Equipment, Farm Products, Health-Care-Insurance Receivables, vehicles, and Fixtures; (v) all Investment Property, including, without limitation, all rights, privileges, authority, and powers of Borrower as an owner or as a holder of Pledged Equity, including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of Borrower as a member, equity holder or shareholder, as applicable, of each Issuer; (vi) all Deposit Accounts, bank accounts, deposits and cash; (vii) all Letter-of-Credit Rights; (viii) all Commercial Tort Claims listed in Section 2 of the Disclosure Schedule; (ix) all Supporting Obligations; (x) any other property of Borrower now or hereafter in the possession, custody or control of Lender or any agent or any parent, Affiliate or Subsidiary of Lender or any Participant with Lender in the Loans, for any purpose (whether for safekeeping, deposit, collection, custody, pledge, transmission or otherwise), and (xi) all additions and accessions to, substitutions for, and replacements, products and Proceeds of the foregoing property, including proceeds of all insurance policies insuring the foregoing property, and all of Borrower’s books and records relating to any of the foregoing and to Borrower’s business.

Loan and Security Agreement

3.2          Possessory Collateral. Promptly, but in any event no later than five Business Days after Borrower’s receipt of any portion of the Collateral in an amount in excess of $250,000 evidenced by an Instrument or Document, including any Tangible Chattel Paper and any Investment Property consisting of certificated securities, Borrower shall deliver the original thereof to Lender together with an appropriate endorsement or other specific evidence of assignment thereof to Lender (in form and substance reasonably acceptable to Lender). If an endorsement or assignment of any such items shall not be made for any reason, Lender is hereby irrevocably authorized, as attorney and agent-in-fact (coupled with an interest) for Borrower, to endorse or assign the same on Borrower’s behalf.

3.3          Further Assurances. Borrower shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or cause such other applicable Person to take, execute, acknowledge and deliver) all such further acts, documents, agreements and instruments as may from time to time be necessary or desirable or as Lender may from time to time reasonably require in order to (a) carry out the intent and purposes of the Loan Documents and the transactions contemplated thereby, (b) establish, create, preserve, protect and perfect a first priority lien (subject only to Permitted Liens) in favor of Lender in all real and personal property (wherever located) from time to time owned by Borrower and in all capital stock and other equity from time to time owned by Borrower, (c) cause each Domestic Subsidiary of Borrower to guarantee all of the Obligations, all pursuant to documentation that is in form and substance reasonably satisfactory to Lender, and (d) facilitate the collection of the Collateral. Without limiting the foregoing, Borrower shall, at its own cost and expense, promptly and duly take, execute, acknowledge and deliver (and/or cause such other applicable Person to take, execute, acknowledge and deliver) to Lender all promissory notes, security agreements, agreements with landlords, mortgagees and processors and other bailees, subordination and intercreditor agreements and other agreements, instruments and documents, in each case in form and substance reasonably acceptable to Lender, as Lender may request from time to time to perfect, protect, and maintain Lender’s security interests in the Collateral, including the required priority thereof, and to fully carry out the transactions contemplated by the Loan Documents.

3.4          UCC Financing Statements. Borrower authorizes Lender to file, transmit, or communicate, as applicable, from time to time, Uniform Commercial Code financing statements, along with amendments and modifications thereto, in all filing offices selected by Lender in its Permitted Discretion, listing Borrower as the debtor and Lender as the secured party, and describing the collateral covered thereby in such manner as Lender may elect, including using descriptions such as “all personal property of debtor” or “all assets of debtor” or words of similar effect, in each case without Borrower’s signature. Borrower also hereby ratifies its authorization for Lender to have filed in any filing office any financing statements filed prior to the date hereof.

Loan and Security Agreement

4.	CERTAIN PROVISIONS REGARDING ACCOUNTS, INVENTORY, COLLECTIONS, APPLICATIONS OF PAYMENTS, INSPECTION RIGHTS, AND APPRAISALS.

4.1          Lock Boxes and Blocked Accounts. Borrower hereby represents and warrants that all Deposit Accounts and all other depositary and other accounts maintained by Borrower as of the Closing Date are described in Section 3 of the Disclosure Schedule, which description includes for each such account the name of Borrower maintaining such account, the name, of the financial institution at which such account is maintained, the account number, and the purpose of such account. After the Closing Date, no Borrower shall open any new Deposit Accounts or any other depositary or other accounts without the prior written consent of Lender and without updating Section 3 of the Disclosure Schedule to reflect such Deposit Accounts or other accounts, as applicable. No Deposit Accounts or other accounts of Borrower shall at any time constitute a Restricted Account other than accounts expressly indicated on Section 3 of the Disclosure Schedule as being a Restricted Account (and Borrower hereby represents and warrants that each such account shall at all times meet the requirements set forth in the definition of Restricted Account to qualify as a Restricted Account). Borrower will, at its expense, establish (and revise from time to time as Lender may reasonably require) procedures acceptable to Lender, in Lender’s Permitted Discretion, for the collection of checks, wire transfers and all other proceeds of all of Borrower’s Accounts and other Collateral (“Collections”), which shall include (i) directing all Account Debtors to send all Account proceeds directly to a post office box designated by Lender either in the name of Borrower (but as to which Lender has exclusive access) or, at Lender’s option, in the name of Lender (a “Lock Box”), and/or (ii) depositing all Collections received by Borrower into one or more bank accounts maintained in the name of Borrower (but as to which Lender has exclusive access) or, at Lender’s option, in the name of Lender (each, a “Blocked Account”), under an arrangement reasonably acceptable to Lender with a depository bank reasonably acceptable to Lender, pursuant to which all funds deposited into each Blocked Account are to be transferred to Lender in such manner, and with such frequency, as Lender shall specify, and/or (iii) a combination of the foregoing. Borrower agrees to execute, and to cause its depository banks and other account holders to execute, such Lock Box and Blocked Account control agreements and other documentation as Lender shall reasonably require from time to time in connection with the foregoing, all in form and substance reasonably acceptable to Lender, and in any event such arrangements and documents must be in place on the date hereof with respect to accounts in existence on the date hereof, or prior to any such account being opened with respect to any such account opened after the date hereof, in each case excluding Restricted Accounts. The proceeds of Loans shall be paid into Borrower’s operating account(s) identified on the Authorized Accounts form in the form of Exhibit D annexed hereto, which Borrower shall complete, execute and deliver to Lender prior to the Closing Date. If on any date the aggregate amount of Collections held by Lender (in the Blocked Account or otherwise) exceeds the sum of the outstanding balance of all Revolving Loans, then Lender shall promptly remit on a daily basis (or upon such other frequency as Lender and Borrower may agree from time to time) the amount of any such excess to Borrower’s operating account(s).

4.2          Application of Payments. All amounts paid to or received by Lender in respect of the monetary Obligations, from whatever source (whether from Borrower or any other Borrower pursuant to such other Borrower’s guaranty of the Obligations, any realization upon any Collateral, or otherwise) shall, unless otherwise directed by Borrower with respect to any particular payment (unless an Event of Default shall then be continuing, in which event Lender may disregard Borrower’s direction), be applied by Lender to the Obligations in such order as Lender may elect, and absent such election shall be applied as follows:

Loan and Security Agreement

(i) FIRST, to reimburse lender for all out-of-pocket costs and expenses, and all indemnified losses, incurred by Lender which are reimbursable to Lender in accordance with this Agreement and/or any of the other Loan Documents.

(ii) SECOND, to any accrued but unpaid interest on any Protective Advances,

(iii) THIRD, to the outstanding principal of any Protective Advances,

(iv) FOURTH, to any accrued but unpaid fees owing to Lender under this Agreement and/or any other Loan Documents,

(v) FIFTH, to any unpaid accrued interest on the Obligations,

(vi) SIXTH, to the outstanding principal of the Revolving Loans, and, to the extent required by this Agreement, to cash collateralize the Letter of Credit Balance, and

(vii) SEVENTH, to the payment of any other outstanding Obligations; and after payment in full in cash of all of the outstanding monetary Obligations, and further amounts paid to or received by Lender in respect of the Obligations (so long as no monetary Obligations are outstanding) shall be paid over to Borrower or such other Person(s) as may be legally entitled thereto.

For purposes of determining the Borrowing Base, such amounts will be credited to the Loan Account and the Collateral balances to which they relate upon Lender’s receipt of an advice from Lender’s Bank (set forth in section 5 of Schedule A) that such items have been credited to Lender’s account at Lender’s Bank (or upon Lender’s deposit thereof at Lender’s Bank in the case of payments received by Lender in kind), in each case subject to final payment and collection. However, for purposes of computing interest on the Obligations, such items shall be deemed applied by Lender one (1) Business Day after Lender’s receipt of advice of deposit thereof at Lender’s Bank.

4.3          Notification; Verification. Lender or its designee may, from time to time, (i) whether or not a Default or Event of Default has occurred, verify directly with the Account Debtors of Borrower (or by any manner and through any medium it considers advisable) the validity, amount and other matters relating to the Accounts and Chattel Paper of Borrower, by means of mail, telephone or otherwise, either in the name of Borrower or Lender or such other name as Lender may choose; (ii) if Lender in its Permitted Discretion determines that the Collateral may be insufficient to fully secure the Obligations or that the prospect of payment or performance of the Obligations is impaired (x) notify Account Debtors of Borrower that Lender has a security interest in the Accounts of Borrower and direct such Account Debtors to make payment thereof directly to Lender; each such notification to be sent on the Letterhead of Borrower and substantially in the form of Exhibit E annexed hereto; and (y) demand, collect or enforce payment of any Accounts and Chattel Paper (but without any duty to do so). Borrower hereby authorizes Account Debtors to make payments directly to Lender and to rely on notice from Lender without further inquiry. Lender may on behalf of Borrower endorse all items of payment received by Lender that are payable to Borrower for the purposes described above.

Loan and Security Agreement

4.4          Power of Attorney. Borrower hereby grants to Lender an irrevocable power of attorney, coupled with an interest, authorizing and permitting Lender (acting through any of its officers, employees, attorneys or agents), at Lender's option, but without obligation, with or without notice to Borrower, and at Borrower's expense, to do any or all of the following, in Borrower's name or otherwise:

(a)          (i) execute on behalf of Borrower any documents that Lender may, in its sole discretion, deem advisable in order to perfect, protect and maintain Lender's security interests, and priority thereof, in the Collateral (including such financing statements and continuation financing statements, and amendments or other modifications thereto, as Lender shall deem necessary or appropriate); (ii) endorse Borrower's name on all checks and other forms of remittances received by Lender; (iii) pay any sums required on account of Borrower's taxes or to secure the release of any Liens therefor; (iv) pay any amounts necessary to obtain, or maintain in effect, any of the insurance described in Section 5.14; (v) receive and otherwise take control in any manner of any cash or non-cash items of payment or Proceeds of Collateral; (vi) receive, open and process all mail addressed to Borrower at any post office box/lockbox maintained by Lender for Borrower or at any other business premises of Lender with Collections to be promptly transferred to the Blocked Account and any mail unrelated to Collections to be promptly remitted to Borrower along with copies of all other mail addressed to Borrower and received by Lender, and (vii) endorse or assign to Lender on Borrower's behalf any portion of Collateral evidenced by an agreement, Instrument or Document if an endorsement or assignment of any such items is not made by Borrower pursuant to Section 3.2; and

(b)          After the occurrence and during the continuance of an Event of Default; (i) execute on behalf of Borrower any document exercising, transferring or assigning any option to purchase, sell or otherwise dispose of or lease (as lessor or lessee) any real or personal property which is part of the Collateral or in which Lender has an interest; (ii) execute on behalf of Borrower any invoices relating to any Accounts, any draft against any Account Debtor, any proof of claim in bankruptcy, any notice of Lien or claim, and any assignment or satisfaction of mechanic's, materialman's or other Lien; (iii) except as otherwise provided in Section 4.3(i) hereof, execute on behalf of Borrower any notice to any Account Debtor; (iv) pay, contest or settle any Lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (v) grant extensions of time to pay, compromise claims relating to, and settle Accounts, Chattel Paper and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (vi) settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and obtain payment therefor; (xii) instruct any third party having custody or control of any Collateral or books or records belonging to, or relating to, Borrower to give Lender the same rights of access and other rights with respect thereto as Lender has under this Agreement or any other Loan Document; (viii) change the address for delivery of Borrower's mail; (ix) vote any right or interest with respect to any Investment Property; and (x) instruct any Account Debtor to make all payments due to Borrower directly to Lender.

Any and all sums paid, and any and all costs, expenses, liabilities, obligations and reasonable attorneys' fees incurred, by Lender with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations at such time. Borrower agrees that Lender's rights under the foregoing power of attorney and/or any of Lender's other rights under this Agreement or the other Loan Documents shall not be construed to indicate that Lender is in control of the business, management or properties of Borrower.

Loan and Security Agreement

4.5          Disputes. Borrower shall promptly notify Lender of all material disputes or claims relating to its material Accounts and Chattel Paper. Borrower agrees that it will not, without Lender’s prior written consent (which consent, absent the continuance of an Event of Default, shall not be unreasonably withheld, conditioned or delayed), compromise or settle any of its Accounts or Chattel Paper for less than the full amount thereof, grant any extension of time for payment of any of its Accounts or Chattel Paper, release (in whole or in part) any Account Debtor or other person liable for the payment of any of its Accounts or Chattel Paper or grant any credits, discounts, allowances, deductions, return authorizations or the like with respect to any of its Accounts or Chattel Paper; except (unless otherwise directed by Lender during the existence of a Default or an Event of Default) Borrower may take any of such actions in the ordinary course of its business consistent with past practices.

4.6          Invoices. At Lender’s request, Borrower will cause all invoices and statements which it sends to Account Debtors or other third parties to be marked, in a manner satisfactory to Lender in its Permitted Discretion, to reflect Lender’s security interest therein and payment instructions.

4.7          [Reserved].

4.8          Access to Collateral, Books and Records. At reasonable times and prior to the continuance of an Event of Default, upon reasonable prior notice, Lender and/or its representatives or agents shall have the right to inspect the Collateral, and the right to examine and copy each Borrower’s books and records. Borrower agrees to give Lender access to any or all of Borrower’s, and each of its Domestic Subsidiaries’, premises to enable Lender to conduct such inspections and examinations. Such inspections and examinations shall be at Borrower’s expense and the charge therefor shall be $1,000 per person per day (or such higher amount as shall represent Lender’s then current standard charge), plus out-of-pocket expenses. Lender may, at Borrower’s expense, use Borrower’s personnel, computer and other equipment, programs, printed output and computer readable media, supplies and premises for the collection, sale or other disposition of Collateral to the extent Lender, in its sole discretion, deems appropriate. Borrower hereby irrevocably authorizes all accountants and third parties to disclose and deliver to Lender, at Borrower’s expense, all financial information, books and records, work papers, management reports and other information in their possession regarding Borrower.

4.9          Appraisals. Borrower will permit Lender and each of its representatives or agents to conduct appraisals and valuations of the Collateral at such times and intervals as Lender may designate, which prior to the occurrence and continuance of an Event of Default, shall be at reasonable times and upon reasonable prior notice. Up to three such appraisals and valuations shall be at Borrower’s expense during each Fiscal Year; provided, that Borrower shall be responsible for reimbursing Lender for the costs and expenses associated with all such appraisals and valuations of the Collateral conducted during the continuance of an Event of Default.

5.	REPRESENTATIONS, WARRANTIES AND COVENANTS.

To induce Lender to enter into this Agreement, Borrower represents, warrants and covenants as follows (it being understood and agreed that (a) each such representation and warranty (i) will be made as of the date hereof and be deemed remade as of each date on which any Loan is made or Letter of Credit is issued (except to the extent any such representation or warranty expressly relates only to any earlier and/or specified date), and (ii) shall not be affected by any knowledge of, or any investigation by, Lender, and (b) each such covenant shall continuously apply with respect to all times commencing on the date hereof and continuing until all of the Obligations are paid in full in cash (other than contingent obligations not then due) and all of Lender’s commitments under this Agreement have been terminated):

Loan and Security Agreement

5.1          Existence and Authority. Borrower is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization (which jurisdiction is identified in Section 1(a) of the Disclosure Schedule, subject to change from time to time in accordance with Section 5.8) and, except to the extent as could not be reasonably expected to result in a Material Adverse Effect, is qualified to do business in each jurisdiction in which the operation of its business requires that it be qualified (which each such jurisdiction is identified in Section 1(a) of the Disclosure Schedule, subject to change from time to time in accordance with Section 5.8). Borrower has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Loan Documents to which it is a party and to carry out the transactions contemplated thereby. The execution, delivery and performance by Borrower of this Agreement and all of the other Loan Documents to which Borrower is a party have been duly and validly authorized, do not violate Borrower’s Organic Documents, or any law or any agreement or instrument or any court order which is binding upon any Borrower or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any agreement or instrument which is binding upon Borrower or its property, and do not require the consent of any Person, except for any consent, the failure of which to be obtained could reasonably be expected to result in a Material Adverse Effect. No Borrower is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of any of the Loan Documents other than approval, consents, authorizations and filings that have been made or obtained and remain in full force and effect and filings with the Securities and Exchange Commission. This Agreement and each of the other Loan Documents have been duly executed and delivered by, and are enforceable against Borrower, in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity. Section 1(f) of the Disclosure Schedule sets forth the ownership of Borrower and its Subsidiaries.

5.2          Names; Trade Names and Styles. The name of Borrower set forth on Section1(b) of the Disclosure Schedule is its correct and complete legal name as of the date hereof, and Borrower has not used any other name at any time in the past five years, nor will it at any time use any other name, in any tax filing made in any jurisdiction. Listed in Section 1(b) of the Disclosure Schedule are all prior names used by Borrower at any time in the past five years and all of the present and prior trade names used by Borrower at any time in the past five years. Borrower shall give Lender at least thirty days’ prior written notice (and will deliver an updated Section 1(b) of the Disclosure Schedule to reflect the same) before it or any other Borrower changes its legal name or does business under any other name.

Loan and Security Agreement

5.3          Title to Collateral; Third Party Locations; Permitted Liens. Borrower has, and at all times will continue to have, good and marketable title to,or rights in, all of the Collateral. The Collateral now is, and at all times will remain, free and clear of any and all Liens, except for Permitted Liens. Lender now has, and will at all times continue to have, a first-priority perfected and enforceable security interest in all of the Collateral, subject only to the Permitted Liens, and Borrower will at all times defend Lender and the Collateral against all claims of others (other than holders of Permitted Liens). None of the Collateral which is Equipment with a fair market value in excess of $100,000 will at any time, be affixed to any real property in such a manner, or with such intent, as to become a fixture unless any landlord or mortgagee delivers a Lien Waiver or similar instrument, and (v) all tangible items of material Collateral, other than Inventory in transit, shall at all times be kept by Borrower at the business locations set forth in Sections 1(c) and 1(d) of the Disclosure Schedule and Borrower shall keep all material books and records relating to Accounts at the business locations set forth on Sections 1(c) and 1(d) of the Disclosure Schedule; except, that, Borrower may (a) make sales or other dispositions of Collateral in accordance with Section 5.25 of this Agreement, (b) move Collateral or books and records to another location in the United States, upon thirty (30) days’ prior written notice to Lender; provided that Lender may in its Permitted Discretion request a Lien Waiver for such new location to the extent that either material Collateral is to be located at such new location or material Collateral from an existing location subject to a Lien Waiver is to be relocated to such new location and Borrower shall use commercially reasonable efforts to obtain such Lien Waiver and (c) maintain Collateral at other locations having an aggregate value not to exceed $100,000 at any single location, and (vi) Borrower will keep at all times in full force and effect, and will comply at all times with all the terms of, any lease of real property where any of the Collateral now or in the future may be located, except to the extent as could not be reasonably expected to result in a Material Adverse Effect.

5.4          Accounts and Chattel Paper. As of each date reported by Borrower pursuant to the requirements set forth on Schedule D, all Accounts which Borrower has then reported to Lender as then being Eligible Accounts comply in all respects with the criteria for eligibility set forth in clauses (i) through (xvii) of the definition of Eligible Accounts. All such Accounts and Chattel Paper are genuine and in all respects what they purport to be, arise out of a completed, bona fide and unconditional and non-contingent sale and delivery of goods or rendition of services by Borrower in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto, each Account Debtor thereunder had the capacity to contract at the time any contract or other document giving rise to such Accounts and Chattel Paper were executed, and the transactions giving rise to such Accounts and Chattel Paper comply with all applicable laws and governmental rules and regulations.

5.5          Electronic Chattel Paper. To the extent that Borrower obtains or maintains any Electronic Chattel Paper in an amount in excess of $50,000, Borrower shall at all times create, store and assign the record or records comprising the Electronic Chattel Paper in such a manner that (i) a single authoritative copy of the record or records exists which is unique, identifiable and except as otherwise provided below, unalterable, (ii) the authoritative copy identifies Lender as the assignee of the record or records, (iii) the authoritative copy is communicated to and maintained by Lender or its designated custodian, (iv) copies or revisions that add or change an identified assignee of the authoritative copy can only be made with the participation of Lender, (v) each copy of the authoritative copy and any copy of a copy is readily identifiable as a copy that is not the authoritative copy and (vi) any revision of the authoritative copy is readily identifiable as an authorized or unauthorized revision.

5.6          Capitalization; Investment Property.

(a)          Borrower does not directly or indirectly own, nor at any time shall it own, any capital stock or other equity interests of any other Person except as set forth in Sections 1(f) and 1(g) of the Disclosure Schedule, which such Sections of the Disclosure Schedule list all Investment Property owned by Borrower as of the date hereof, and any capital stock or equity interests acquired after the date hereof as a Permitted Investment and/or Permitted Acquisition.

(b)          None of the Pledged Equity has been issued or otherwise transferred in violation of the Securities Act, or other applicable laws of any jurisdiction to which such issuance or transfer may be subject.

Loan and Security Agreement

(c)          The Pledged Equity pledged by Borrower hereunder constitutes all of the issued and outstanding equity interests of each Issuer owned by Borrower.

(d)          All of the Pledged Equity has been duly and validly issued and is fully paid and non-assessable, and the holders thereof are not entitled to any preemptive, first refusal, or other similar rights. There are no outstanding options, warrants or similar agreements, documents, or instruments with respect to any of the Pledged Equity.

(e)          [Reserved].

(f)          Borrower will take any and all actions required or requested by Lender, from time to time, to (i) cause Lender to obtain exclusive control of any Investment Property in an amount in excess of $50,000 in a manner acceptable to Lender and (ii) obtain from any Issuers and such other Persons as Lender shall specify, for the benefit of Lender, written confirmation of Lender’s exclusive control over such Investment Property in an amount in excess of $50,000 and take such other actions as Lender may request to perfect Lender’s security interest in any Investment Property. For purposes of this Section 5.6, Lender shall have exclusive control of Investment Property if (A) pursuant to Section 3.2, such Investment Property consists of certificated securities and Borrower delivers such certificated securities to Lender (with all appropriate endorsements); (B) such Investment Property consists of uncertificated securities and either (x) Borrower delivers such uncertificated securities to Lender or (y) the Issuer thereof agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it will comply with instructions originated by Lender without further consent by Borrower, and (C) such Investment Property consists of security entitlements and either (x) Lender becomes the entitlement holder thereof or (y) the appropriate securities intermediary agrees, pursuant to documentation in form and substance reasonably satisfactory to Lender, that it will comply with entitlement orders originated by Lender without further consent by Borrower. Borrower, if it is a limited liability company or a partnership, hereby represents and warrants that it has not, and at no time will, elect pursuant to the provisions of Section 8-103 of the UCC to provide that its equity interests are securities governed by Article 8 of the UCC.

(g)          Borrower does not own, nor does it have any present intention of acquiring, any “margin security” or any “margin stock” within the meaning of Regulations T, U or X of the Board of Governors of the Federal Reserve System (herein called “margin security” and “margin stock”). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry, any margin security or margin stock or for any other purpose which might constitute the transactions contemplated hereby a “purpose credit” within the meaning of said Regulations T, U or X, or cause this Agreement to violate any other regulation of the Board of Governors of the Federal Reserve System or the Exchange Act, or any rules or regulations promulgated under such statutes.

(h)          Borrower shall not vote to enable, or take any other action to cause or to permit, any Issuer to issue any equity interests of any nature, or to issue any other securities or interests convertible into or granting the right to purchase or exchange for any equity interests of any nature of any Issuer.

(i)          Borrower shall not take, or fail to take, any action that would in any manner impair the value or the enforceability of Lender’s Lien on any of the Investment Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document with respect to any of the Investment Property.

Loan and Security Agreement

(j)          In the case of Borrower which is an Issuer, such Issuer agrees that the terms of Section 7.3(g)(iii) of this Agreement shall apply to Borrower with respect to all actions that may be required of it pursuant to such Section 7.3(g)(iii) regarding the Investment Property issued by it.

5.7          Commercial Tort Claims. Borrower does not have any Commercial Tort Claims pending other than those listed in Section 2 of the Disclosure Schedule, and Borrower shall promptly (but in any case no later than five Business Days thereafter) notify Lender in writing upon incurring or otherwise obtaining a Commercial Tort Claim after the date hereof against any third party. Such notice shall constitute Borrower’s authorization to amend such Section 2 to add such Commercial Tort Claim and shall automatically be deemed to amend such Section 2 to include such Commercial Tort Claim.

5.8          State of Organization; Location of Collateral. Sections 1(c) and 1(d) of the Disclosure Schedule set forth (i) each place of business of Borrower (including its chief executive office), (ii) all locations where all Inventory, Equipment, and other Collateral owned by Borrower is kept, other than Inventory in transit or Collateral at another location as contemplated by Section 5.3, and (iii) whether each such Collateral location and/or place of business (including Borrower’s chief executive office) is owned by Borrower or leased (and if leased, specifies the complete name and notice address of each lessor). No Collateral with a fair market value in excess of $150,000 in the aggregate is located outside the United States or in the possession of any lessor, bailee, warehouseman or consignee, except as expressly indicated in Sections 1(c) and 1(d) of the Disclosure Schedule. Borrower will give Lender at least thirty days’ prior written notice before changing its state of organization, opening any additional place of business, changing its chief executive office or the location of its books and records, or moving any of the Collateral to a location other than one of the locations set forth in Sections 1(c) and 1(d) of the Disclosure Schedule, other than Inventory in transit or in accordance with Section 5.3, and to execute and deliver all financing statements, Lien Waivers to the extent required by Section 5.3, mortgages, and all other agreements, instruments and documents which Lender shall reasonably require in connection therewith prior to making such change, all in form and substance reasonably satisfactory to Lender. Without the prior written consent of Lender, Borrower will at any time (x) change its state of organization or (y) allow any Collateral with a fair market value in excess of $150,000 in the aggregate to be located outside of the continental United States of America. Sections 1(c) and 1(d) of the Disclosure Schedule will be deemed to include each additional place of business and location added in accordance with this Section 5.8 from time to time.

5.9          Financial Statements and Reports; Solvency

(a)          All financial statements delivered to Lender by or on behalf of Borrower have been, and at all times will be, prepared in conformity with GAAP (provided, that interim financial statements may lack footnotes and will be subject to audit and year-end adjustments) and completely and fairly reflect in all material respects the financial condition of Borrower covered thereby, at the times and for the periods therein stated.

(b)          As of the date hereof (after giving effect to the Loans and Letters of Credit to be made or issued on the date hereof, and the consummation of the transactions contemplated hereby), and as of each other day that any Loan or Letter of Credit is made or issued (after giving effect thereof), (i) the fair saleable value of all of the assets and properties of Borrower on a consolidated basis, exceeds the aggregate liabilities and Indebtedness of Borrower (including contingent liabilities), (ii) Borrower, on a consolidated basis, are solvent and able to pay their debts as they come due, (iii) Borrower, on a consolidated basis, have sufficient capital to carry on their business as now conducted and as proposed to be conducted, (iv) Borrower is not contemplating either the liquidation of all or any substantial portion of its assets or property, or the filing of any petition under any state, federal, or other bankruptcy or insolvency law, and (v) Borrower has no knowledge of any Person contemplating the filing of any such petition against Borrower.

Loan and Security Agreement

5.10       Tax Returns and Payments; Pension Contributions. Borrower has timely filed all tax returns and reports required by applicable law, has timely paid all applicable Taxes, assessments, deposits and contributions owing by Borrower and will timely pay all such items in the future as they became due and payable. Borrower may, however, defer payment of any contested taxes; provided, that Borrower (i) in good faith contests its obligation to pay such Taxes by appropriate actions; (ii) notifies Lender in writing of the commencement of, and any material development in, the proceedings; (iii) posts bonds or takes any other steps required to keep the contested taxes from becoming a Lien upon any of the Collateral and (iv) maintains adequate reserves therefor in conformity with GAAP. Borrower is not aware of any claims or adjustments proposed for any prior tax years that could reasonably be expected to result in additional material taxes becoming due and payable by Borrower. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or opinion letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of Borrower, nothing has occurred that would prevent or cause the loss of such tax-qualified status. There are no pending or, to the best knowledge of Borrower, claims threatened in writing, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000 on any Borrower. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in liabilities individually or in the aggregate on Borrower in excess of $100,000. No ERISA Event has occurred, and no Borrower is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan, in each case that could reasonably be expected to result in liabilities individually or in the aggregate in excess of $100,000. Borrower and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained, in each case except as could not reasonably be expected to result in liabilities individually or in the aggregate to Borrower in excess of $100,000.  As of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and Borrower does not know of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date. Neither Borrower nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, except as could not reasonably be expected to result in liabilities individually or in the aggregate to Borrower in excess of $100,000. Neither Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA except as could not reasonably be expected to result in liabilities individually or in the aggregate to Borrower in excess of $100,000. No Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan except as could not reasonably be expected to result in liabilities individually or in the aggregate to Borrower in excess of $100,000.

Loan and Security Agreement

5.11        Compliance with Laws; Intellectual Property; Licenses.

(a)          Borrower has complied, and will continue at all times to comply, in all material respects with all provisions of all applicable laws and regulations, including those relating to the ownership of real or personal property, the conduct and licensing of Borrower’s business, the payment and withholding of Taxes, ERISA and other employee matters, and safety and environmental matters except in each case to the extent noncompliance could not reasonably be expected to have a Material Adverse Effect.

(b)          No Borrower has received written notice of default or violation, nor is Borrower in default or violation, with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, local, municipal or other Governmental Authority relating to any aspect of Borrower’s business, affairs, properties or assets, except to the extent as could not reasonably be expected to result in a Material Adverse Effect. Borrower has not received written notice of or been charged with, or is, to the knowledge of Borrower, under investigation with respect to, any violation in any material respect of any provision of any applicable law except to the extent as could not reasonably be expected to result in a Material Adverse Effect.

(c)          Borrower does not own any material Intellectual Property, except as set forth in Section 4 of the Disclosure Schedule. Except as set forth in Section 4 of the Disclosure Schedule, none of the material Intellectual Property owned by Borrower is the subject of any licensing or franchise agreement pursuant to which Borrower is the licensor or franchisor. Borrower shall promptly (but in any event within thirty (30) days thereafter) notify Lender in writing of any additional material Intellectual Property rights acquired or arising after the Closing Date and shall submit to Lender a supplement to Section 4 of the Disclosure Schedule to reflect such additional rights (provided that Borrower’s failure to do so shall not impair Lender’s security interest therein). Borrower shall execute a separate security agreement granting Lender a security interest in such Intellectual Property (whether owned on the Closing Date or thereafter), in form and substance reasonably acceptable to Lender and suitable for registering such security interest in such Intellectual Property with the United States Patent and Trademark Office and/or United States Copyright Office, as applicable (provided that Borrower’s failure to do so shall not impair Lender’s security interest therein). Borrower owns or has, and will at all times continue to own or have, the valid right to use all material patents, trademarks, copyrights, software, computer programs, equipment designs, network designs, equipment configurations, technology and other Intellectual Property used, marketed and sold in Borrower’s business, and Borrower is in compliance, and will continue at all times to comply, in all material respects with all licenses, user agreements and other such agreements regarding the use of material Intellectual Property. Borrower does not have any knowledge that, or has received any notice claiming that, any of such Intellectual Property infringes upon or violates the rights of any other Person.

(d)          Borrower has and will continue at all times to have, all federal, state, local and other licenses and permits required to be maintained in connection with Borrower’s business operations, and all such licenses and permits are valid and in full force and effect. Borrower has, and will continue at all times to have, complied with the requirements of such licenses and permits in all material respects, and has received no written notice of any pending or threatened in writing proceedings for the suspension, termination, revocation or limitation thereof. Borrower is not aware of any facts or conditions that could reasonably be expected to cause or permit any of such licenses or permits to be voided, revoked or withdrawn, in each case except to the extent as could not reasonably be expected to result in a Material Adverse Effect.

Loan and Security Agreement

5.12        Litigation. Section 1(e) of the Disclosure Schedule discloses all claims, proceedings, litigation or investigations pending or (to the best of Borrower’s knowledge) threatened in writing against any Borrower as of the Closing Date. There is no claim, suit, litigation, proceeding or investigation pending or (to the best of Borrower’s knowledge) threatened in writing by or against Borrower in any court or before any Governmental Authority (or any basis therefor known to Borrower) which may reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Effect.

5.13        Use of Proceeds. All proceeds of all Loans and Letters of Credit shall be used by Borrower solely (i) with respect to Loans made on the Closing Date, to repay in full indebtedness owing to RBS Business Capital, (ii) to pay the fees, costs, and expenses incurred in connection with this Agreement, the other Loan Documents, and the transactions contemplated hereby and thereby, (iii) for Borrower’s working capital and general corporate purposes and (iv) for such other purposes as specifically permitted pursuant to the terms of this Agreement. All proceeds of all Loans and Letters of Credit will be used solely for lawful business purposes.

5.14        Insurance.

(a)          Borrower will at all times carry property, liability and other insurance, with insurers acceptable to Lender (for the avoidance of doubt, Lender acknowledges that Borrower’s insurer as of the Closing Date, and each insurer with a rating comparable to that of such insurer from AM Best, is acceptable to Lender), in such form and amounts, and with such deductibles and other provisions, as Lender shall reasonably require, and Borrower will provide Lender with evidence reasonably satisfactory to Lender that such insurance is, at all times, in full force and effect. A true and complete listing of such insurance as of the Closing Date, including issuers, coverages and deductibles, is set forth in Section 5 of the Disclosure Schedule. Each property insurance policy shall name Lender as loss payee and shall contain a lender’s loss payable endorsement in form reasonably acceptable to Lender, each liability insurance policy shall name Lender as an additional insured, and each business interruption insurance policy shall be collaterally assigned to Lender, all in form and substance reasonably satisfactory to Lender. All policies of insurance shall provide that they may not be cancelled or changed to reduce the amount or scope of coverage without at least thirty days’ prior written notice to Lender, and shall otherwise be in form and substance reasonably satisfactory to Lender. Borrower shall advise Lender promptly of any policy cancellation, non-renewal, reduction, or material amendment or any receipt by Borrower of notice from any insurance carrier regarding any intended or threatened cancellation, non-renewal, reduction or material amendment of any of such policies, and Borrower shall promptly deliver to Lender copies of all notices and related documentation received by Borrower in connection with the same.

(b)          Borrower shall deliver to Lender no later than seven (7) days after the stated expiration date of any insurance policies, insurance certificates evidencing renewal of all such insurance policies required by Section 5.14 of this Agreement. Borrower shall deliver to Lender, upon Lender’s request, certificates evidencing such insurance coverage. If Borrower fails to provide Lender with a certificate of insurance or other evidence of the continuing insurance coverage required by this Agreement within ten (10) days of Lender’s written request, Lender may purchase insurance required by this Agreement at Borrower’s expense. This insurance may, but need not, protect Borrower’s interests.

Loan and Security Agreement

5.15        Financial, Collateral and Other Reporting / Notices. Borrower has kept and will at all times keep adequate records and books of account with respect to its business activities and the Collateral in which proper entries are made to enable financial statements to be prepared in accordance with GAAP, and to cause to be prepared and furnished to Lender, in each case in a form and in such detail as is reasonably acceptable to Lender the following items (the items to be provided under this Section 5.15 shall be delivered to the Lender by posting on Passport 6.0 (or, if requested by the Lender reasonably in advance, by another form of Approved Electronic Communication or in writing)):

(a)          Borrowing Base / Collateral Reports / Insurance Certificates / Disclosure Schedules / Other Items. The items described on Schedule D hereto by the respective dates set forth therein;

(b)          Annual Financial Statements. Not later than ninety days after the close of each Fiscal Year, audited financial statements of Borrower and each of its Subsidiaries as of the end of such year, including balance sheet, income statement, and statement of cash flow, on a consolidated and consolidating basis (including management discussion and analysis of such results), certified by a firm of independent certified public accountants of recognized standing selected by Borrower but acceptable to Lender in its Permitted Discretion (for the avoidance of doubt, Lender acknowledges that Borrower’s public accountants as of the Closing Date are acceptable), together with a copy of any management letter issued in connection therewith. Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether (i) after the occurrence of the Fixed Charge Test Commencement Date, Borrower is in compliance with each of the covenants specified in Section 5.25, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(c)          Interim Financial Statements. Not later than thirty days after the end of each month hereafter, including the last month of each Fiscal Year, unaudited interim financial statements of Borrower as of the end of such month and of the portion of such Fiscal Year then elapsed, including balance sheet, income statement, and statement of cash flow, on a consolidated and consolidating basis, certified by the principal financial officer of Borrower as prepared in accordance with GAAP and fairly presenting in all material respects the consolidated financial position and results of operations (including a monthly report containing reasonably detailed business highlights) of Borrower for such month and period subject only to changes from ordinary course year-end audit adjustments and except that such statements need not contain footnotes. Concurrently with the delivery of such financial statements, Borrower shall deliver to Lender a Compliance Certificate, indicating whether (i) after the occurrence of the Fixed Charge Test Commencement Date, Borrower is in compliance with each of the covenants specified in Section 5.25, and setting forth a detailed calculation of such covenants, and (ii) any Default or Event of Default is then in existence;

(d)          Projections, Etc. Not later than thirty days prior to the end of each Fiscal Year, monthly business projections for the following Fiscal Year for Borrower on a consolidated and consolidating basis, which projections shall include for each such period Borrowing Base projections, profit and loss projections, balance sheet projections, income statement projections and cash flow projections;

(e)          Shareholder Reports, Etc. To the extent the following are not publicly available on the Guarantor’s website or on the website of the Securities and Exchange Commission, promptly after the sending or filing thereof, as the case may be, copies of any proxy statements, financial statements or reports which Borrower has made available to its shareholders and copies of any regular, periodic and special reports or registration statements which Borrower files with the Securities and Exchange Commission which may be substituted therefor, or any national securities exchange;

Loan and Security Agreement

(f)          ERISA Reports. Copies of any annual report to be filed pursuant to the requirements of ERISA in connection with each plan subject thereto promptly upon request by Lender and in addition, Borrower shall promptly notify Lender upon having knowledge of any ERISA Event; and

(g)          Tax Returns. Upon request by Lender, each federal and state income tax return filed by Borrower promptly, together with such supporting documentation as is supplied to the applicable tax authority with such return and proof of payment of any amounts owing with respect to such return.

(h)          Notification of Certain Changes. Borrower will promptly (and in no case later than the earlier of (i) seven Business Days after a Senior Officer of the Borrower has knowledge of the occurrence of any of the following and (ii) such other date that such information is required to be delivered pursuant to this Agreement or any other Loan Document) notify Lender in writing of: (i) the occurrence of any Default or Event of Default, (ii) the occurrence of any event that has had, or may be reasonably expected to have, a Material Adverse Effect, (iii) any change in Borrower’s Senior Officers or directors, (iv) any material investigation, action, suit, proceeding or claim (or any material development with respect to any such existing investigation, action, suit, proceeding or claim) involving Borrower, any Senior Officer or director of Borrower, the Collateral or which may reasonably be expected to result in a Material Adverse Effect, (v) any material loss or damage to the Collateral, (vi) any event or the existence of any circumstance that has resulted in, or could reasonably be expected to result in, any material adverse change in the business or financial affairs of Borrower, any Default, or any Event of Default, or which would make any representation or warranty previously made by Borrower to Lender untrue in any material respect or constitute a material breach if such representation or warranty was then being made, (vii) any actual or alleged breaches of any Material Contract or early termination or threat in writing to terminate any Material Contract or any Material amendment to or modification of a Material Contract, or the execution of any new Material Contract by Borrower, and (viii) any change in Borrower’s certified public accountant. In the event of each such notice under this Section 5.15(h), Borrower shall give notice to Lender of the action or actions that Borrower has taken, is taking, or proposes to take with respect to the event or events giving rise to such notice obligation.

(i)          Other Information. Promptly upon request, such other data and information (financial and otherwise) as Lender, from time to time, may reasonably request, bearing upon or related to the Collateral or Borrower’s business or financial condition or results of operations.

5.16        Litigation Cooperation. Should any third-party suit, regulatory action, or any other judicial, administrative, or similar proceeding be instituted by or against Lender with respect to any Collateral or in any manner relating to Borrower, this Agreement, any other Loan Document or transactions contemplated hereby, Borrower shall, without expense to Lender, make available Borrower, Borrower’s officers, employees and agents, and Borrower’s books and records, without charge, to the extent that Lender may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

Loan and Security Agreement

5.17        Maintenance of Collateral, Etc. Borrower will maintain all of the Collateral used in its business in good working condition, ordinary wear and tear excepted, and Borrower will not use the Collateral for any unlawful purpose that could reasonably be expected to have a Material Adverse Effect.

5.18        Material Contracts. Except as expressly disclosed in Section 1(h) of the Disclosure Schedule or, as to any contract entered into after the date hereof, as disclosed in reasonable detail by Borrower to Lender after the date hereof, Borrower is not (a) a party to any contract which has had or could reasonably be expected to have a Material Adverse Effect or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (x) any contract to which it is a party or by which any of its assets or properties is bound, which default, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or result in liabilities in excess of $250,000 or (y) any Material Contract. Except for the contracts and other agreements listed in Section 1(h) of the Disclosure Schedule, Borrower is not a party, as of the Closing Date, to any (i) employment agreements covering the management of Borrower, (ii) collective bargaining agreements or other labor agreements covering any employees of Borrower, (iii) agreements for managerial, consulting or similar services to which Borrower is a party or by which it is bound, (iv) agreements regarding Borrower, its assets or operations or any investment therein to which any of its equity holders is a party, (v) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which Borrower is a party, either as lessor or lessee, or as licensor or licensee, (vi) distribution, marketing or supply agreements to which Borrower is a party, (vii) customer agreements to which Borrower is a party (in each case with respect to any contract of the type described in the preceding clauses (i), (iii), (iv), (v), (vi) and (vii) requiring payments of more than $250,000 in the aggregate in any Fiscal Year), (viii) partnership agreements to which Borrower is a partner, limited liability company agreements to which Borrower is a member or manager, or joint venture agreements to which Borrower is a party, (ix) real estate leases, or (x) any other contract to which Borrower is a party, in each case with respect to this clause (x) the breach, nonperformance or cancellation of which, could reasonably be expected to have a Material Adverse Effect; (each such contract and agreement, described in the preceding clauses (i) to (x), a “Material Contract”).

5.19        No Default. No Default or Event of Default has occurred and is continuing.

5.20        No Material Adverse Change. Since December 31, 2013 there has been no material adverse change in the financial condition, business, operations, or properties of Borrower.

5.21        Full Disclosure. No report, notice, certificate or written information delivered or made (including, in electronic form) by or on behalf of Borrower to Lender in connection with this Agreement or any other Loan Document contains or will at any time contain any untrue statement of a material fact, or omits or will at any time omit to state any material fact necessary to make any statements contained herein or therein not misleading in light of the circumstances in which they are made and on the date when made, and that except for matters of a general economic or political nature which do not affect Borrower uniquely, there is no fact presently known to Borrower which has not been disclosed to Lender, which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Loan and Security Agreement

5.22         Sensitive Payments. Borrower (a) has not made and will not at any time make any contributions, payments or gifts to or for the private use of any governmental official, employee or agent where either the payment or the purpose of such contribution, payment or gift is illegal under the applicable laws of the United States or the jurisdiction in which made or any other applicable jurisdiction, (b) has not established nor maintained nor will it at any time establish or maintain any unrecorded fund or asset for any purpose or made any false or artificial entries on its books, (c) has not made or will at any time make any payments to any Person with the intention that any part of such payment was to be used for any purpose other than that described in the documents supporting the payment, or (d) has not engaged in or will at any time engage in any “trading with the enemy” or other transactions violating any rules or regulations of the Office of Foreign Assets Control or any similar applicable laws, rules or regulations.

5.23        [Reserved].

5.24        Negative Covenants. Borrower shall not, and Borrower shall not permit any Domestic Subsidiary of Borrower to, without Lender’s prior written consent:

(a)          merge or consolidate with another Person or, except to the extent constituting a Permitted Investment, form any new Subsidiary or acquire any equity interest in any Person; provided, that any wholly-owned Subsidiary of Borrower that is also a borrower under this Agreement may merge or consolidate with Borrower so long as each of the following conditions is satisfied: (1) Lender shall have received not less than ten (10) Business Days’ prior written notice of the intention of such entities to so merge or consolidate, which notice shall set forth in reasonable detail satisfactory to Lender the Persons that are merging or consolidating, which Person will be the surviving or continuing entity, the principal locations of the assets of the persons that are merging or consolidating, and a list of the material agreements and documents relating to such merger or consolidation, (2) Lender shall have received such other information with respect to such merger or consolidation as Lender may reasonably request, (3) as of the effective date of the merger or consolidation and immediately after giving effect thereto, no Event of Default shall exist, (4) Lender shall have received true, correct and complete copies of all material agreements, documents and instruments relating to such merger or consolidation, including, but not limited to, the certificate or certificates of merger to be filed with each appropriate Secretary of State (with a copy as filed promptly after such filing), and (5) the surviving or continuing Person shall expressly confirm, ratify and assume the Obligations and the Loan Documents to which it is a party in writing, in form and substance reasonably satisfactory to Lender, and Borrower and the Guarantors shall execute and deliver such other agreements, documents and instruments as Lender may reasonably request in connection therewith;

(b)          acquire any assets except in the ordinary course of business and as otherwise expressly permitted by this Agreement, including, without limitation, in connection with any Permitted Acquisition;

(c)          enter into any transaction outside the ordinary course of business that is not expressly permitted by this Agreement;

(d)          sell, transfer, return, or dispose of any Collateral or other assets; except for Permitted Dispositions (it being understood that Lender shall release its Liens on any Collateral or other assets subject to a Permitted Disposition upon such Permitted Disposition and shall provide all reasonably requested Lien releases, terminations and other similar documentation to evidence the same);

(e)          make advances or loans to any Person, including any Parent, Subsidiary or Affiliate other than Permitted Loans;

Loan and Security Agreement

(f)          make any investments in any Affiliate or other Person in the form of money or other assets other than Permitted Investments;

(g)          incur any Indebtedness other than the Obligations and Permitted Indebtedness;

(h)          create, incur, assume or suffer to exist any Lien or other encumbrance of any nature whatsoever, other than in favor of Lender to secure the Obligations, on any of its assets whether now or hereafter owned, other than Permitted Liens;

(i)          guaranty or otherwise become liable with respect to any Indebtedness (other than the Obligations) of another party or entity; provided, that Borrower may provide guarantees contemplated within the defined term Permitted Indebtedness;

(j)          pay or declare any dividends or other distributions on Borrower’s stock or other equity interest, provided, that (i) Borrower may make dividends payable solely in Capital Stock or other equity interests of Borrower and dividends and distributions to Borrower, (ii) so long as (w) no Default or Event of Default shall have occurred and be continuing, (x) Borrower’s average Liquidity for the immediately preceding ninety days is not less than $8,000,000, (y) after giving effect to such dividend or distribution and any Loans funded in connection therewith, Borrower’s pro forma Liquidity, as of the date of consummation of such dividend or distribution and on an average basis for the ninety days immediately thereafter, shall be not less than $6,000,000 and (z) after giving effect to any such dividend or distribution, the Fixed Charge Coverage Ratio calculated on a pro forma basis for (1) the most recent period of twelve consecutive months then ended (assuming such dividend or distribution was made on the last day of the most recently ended calendar month) shall not be less than 1.25 to 1.0,

(A)         Borrower may make dividends or distributions to its shareholders in an aggregate amount not to exceed $1,000,000 in any Fiscal Year;

(B)         Borrower may make dividends and distributions to redeem or repurchase Capital Stock in Borrower (or outstanding options to acquire Capital Stock in Borrower) held by any of its stockholders upon the death, disability or termination of employment of any such stockholder, provided that the aggregate of all such redemptions and repurchases shall not exceed $1,000,000 in the aggregate after the Closing Date; and

(C)         Borrower may make dividends and distributions to pay professional fees, franchise taxes and other ordinary course of business operating expenses (excluding salaries and other employee compensation);

(k)          make any change in any Borrower’s capital structure, including, without limitation, the redemption, retirement, purchase or acquisition, directly or indirectly, of any Borrower’s capital stock or other equity interests other than as permitted under Section 5.24(j)(B);

(l)          dissolve or liquidate;

(m)        engage, directly or indirectly, in a business other than the business which is being conducted on the date hereof and businesses reasonably related thereto, wind up its business operations or cease substantially all, or any material portion, of its normal business operations, or suffer any material disruption, interruption or discontinuance of a material portion of its normal business operations, other than in connection with the eDiscovery Business Sale and any sale, transfer or disposition permitted under Section 5.24(d);

Loan and Security Agreement

(n)          pay any principal or other amount on any Indebtedness that is contractually subordinated to Lender in violation of the applicable subordination or intercreditor agreement;

(o)          enter into any transaction with an Affiliate other than (i) on arms-length terms, (ii) transactions contemplated or otherwise permitted by this Agreement and the other Loan Documents, (iii) payment of reasonable compensation (including severance pay as applicable) and employee benefits to officers and employees for services actually rendered, (iv) payment of customary and reasonable directors’ fees and indemnities and other reasonable management, consulting, monitoring and advisory fees, in each case, in the ordinary course of business and consistent with past practices, (v) transactions contemplated under clause (b) of the definition of Permitted Loans and (v) transactions with Affiliates that were consummated prior to the Closing Date.

(p)          change its state of organization or enter into any transaction which has the effect of changing its state of organization except as provided for in Section 5.8;

(q)          agree, consent, permit or otherwise undertake to amend or otherwise modify any of the terms or provisions of Borrower’s Organic Documents, except for such amendments or other modifications required by applicable law or that are not materially adverse to Lender, and then, only to the extent such amendments or other modifications are fully disclosed in writing to Lender no less than five Business Days prior to being effectuated;

(r)          enter into or assume any agreement prohibiting the creation or assumption of any Lien to secure the Obligations upon its properties or assets, whether now owned or hereafter acquired; or

(s)          create or otherwise cause or suffer to exist or become effective any encumbrance or restriction (other than as created by or contained in any Loan Documents) of any kind on the ability of any such Person to pay or make any dividends or distributions to Borrower, to pay any of the Obligations, to make loans or advances or to transfer any of its property or assets to Borrower; except for (i) Permitted Liens; (ii) customary provisions in leases, Licenses and other contracts restricting assignment thereof; and (iii) customary provisions in purchase and sale agreements to be executed by Borrower in connection with any sale, transfer or disposition permitted by Section 5.24(d).

Lender hereby agrees and acknowledges that subject to Lender’s Permitted Discretion contained in the defined term eDiscovery Business Sale, nothing in this Agreement or any other Loan Document shall prohibit any eDiscovery Business Sale.

5.25         Financial Covenants. After the occurrence of the Fixed Charge Test Commencement Date Borrower shall at all times comply with the Financial Covenants described on Schedule E.

6.	LIMITATION OF LIABILITY AND INDEMNITY.

6.1          [Reserved].

6.2          Limitation of Liability. In no circumstance will any of the Released Parties be liable for lost profits or other special, punitive, or consequential damages in connection with this Agreement or any Loan Document. Notwithstanding any provision in this Agreement to the contrary, this Section 6.2 shall survive any termination of this Agreement.

Loan and Security Agreement

6.3          Indemnity. Borrower hereby agrees to indemnify the Released Parties and hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including attorneys’ fees), of every nature, character and description, which the Released Parties may sustain or incur based upon or arising out of any of the transactions contemplated by this Agreement or any other Loan Documents or any of the Obligations, including any transactions or occurrences relating to the issuance of any Letter of Credit, any Collateral relating thereto, any drafts thereunder and any errors or omissions relating thereto (including any loss or claim due to any action or inaction taken by the issuer of any Letter of Credit or Lender) (and for this purpose any charges to Lender by any issuer of Letters of Credit shall be conclusive as to their appropriateness and may be charged to the Loan Account), or any other matter, cause or thing whatsoever occurred, done, omitted or suffered to be done by Lender relating to Borrower or the Obligations (except any such amounts sustained or incurred as the result of the gross negligence or willful misconduct of such Released Parties, as finally determined by a court of competent jurisdiction). Notwithstanding any provision in this Agreement to the contrary, this Section 6.3 shall survive any termination of this Agreement.

7.	EVENTS OF DEFAULT AND REMEDIES.

7.1          Events of Default. The occurrence of any of the following events shall constitute an “Event of Default”:

(a)          if any warranty, representation, written report or certificate made or delivered to Lender by or on behalf of Borrower or any Guarantor pursuant to this Agreement or any other Loan Document is untrue or misleading in any material respect when made or delivered and in the case of the representation and warranty in the first sentence of Section 5.4, is not cured within the cure period that applies to the delivery of the applicable report;

(b)          if Borrower or any Guarantor fails to pay to Lender, (i) when due, any principal or interest payment on the Obligations required under this Agreement or any other Loan Document, or (ii) within five (5) Business Days when due, any other monetary Obligation;

(c)          if Borrower or any Guarantor breaches any other obligation contained in this Agreement or any other Loan Document; provided that no breach of any obligation of Borrower or any Guarantor under the sections identified on Schedule F shall constitute an Event of Default unless such breach is not cured within the applicable number of days specified on Schedule F (exclusive of any cure period already provided for in this Agreement) after the earlier of (i) receipt by Borrower or such Guarantor of a notice from Lender identifying the failure to comply or (ii) the date on which Borrower or any Guarantor becomes aware of the failure to comply.

(d)          if one or more judgments aggregating in excess of $500,000 (net of any insurance coverage therefo) is obtained against Borrower or any Guarantor which remains unpaid, unbonded or unstayed for more than ten days or is enforced;

(e)          any default with respect to any Indebtedness (other than the Obligations and any Indebtedness owed to any Guarantor) in excess of the Threshold Amount of Borrower, if (i) such default shall consist of the failure to pay such Indebtedness when due (and after the expiration of any applicable cure period), whether by acceleration or otherwise, or (ii) the effect of such default is to permit the holder (after the expiration of any applicable cure period), with or without notice, to accelerate the maturity of any such Indebtedness or to cause such Indebtedness to become due prior to the stated maturity thereof;

Loan and Security Agreement

(f)          the dissolution, termination of existence, insolvency or business failure or, for a material period of time, the suspension or cessation of business as usual of Borrower;

(g)          if Borrower or any Guarantor shall apply for or consent to the appointment of a receiver, trustee or custodian or liquidator of it or any material part of its properties, admit in writing its inability to pay its debts as they mature, make a general assignment for the benefit of creditors, be adjudicated a bankrupt or insolvent or be the subject of an order for relief under Title 11 of the United States Code or under any bankruptcy or insolvency law of a foreign jurisdiction, or file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute with respect to Borrower, any Guarantor or any of their respective properties, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or take or permit to be taken any action for the purpose of effecting any of the forgoing;

(h)          the commencement of an involuntary case or other proceeding against Borrower or any Guarantor seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or if an order for relief is entered against Borrower or any Guarantor under any bankruptcy, insolvency or other similar applicable law as now or hereafter in effect and such case, proceeding or order is not stayed, dismissed or discharged within forty-five (45) days;

(i)          the actual or attempted revocation or termination of, or limitation or denial of liability under, in each case by Borrower or any Guarantor, any guaranty of any of the Obligations, or any security document securing any of the Obligations, by Borrower or any Guarantor other than as a result of the payment in full thereof or as a result of a transaction permitted by this Agreement or any other Loan Document;

(j)          if Borrower or any Guarantor makes any payment on account of any Indebtedness or obligation which has been contractually subordinated to the Obligations other than payments which are not prohibited by the applicable subordination provisions pertaining thereto, or if any Person who has subordinated such Indebtedness or obligations attempts to limit or terminate any applicable subordination provisions pertaining thereto;

(k)          if there is any actual indictment or conviction of Borrower, any Guarantor or any of their respective Senior Officers under any criminal statute in each case related to a felony committed in the conduct of Borrower’s, or such Guarantor’s business, as applicable;

(l)          if (i) Parent shall cease to directly own and control 100% of each class of the outstanding equity interests of Borrower, or (ii) Borrower shall cease to, directly or indirectly, own and control 100% of each class of the outstanding equity interests of each other Subsidiary that is a Borrower;

(m)          [Reserved]

Loan and Security Agreement

(n)          the occurrence of a Material Adverse Effect;

(o)          if any Lien purported to be created by any Loan Document shall cease to be a valid perfected first priority Lien (subject only to any priority accorded to Permitted Liens) on any material portion of the Collateral, or Borrower shall assert in writing that any Lien purported to be created by any Loan Document is not a valid perfected first priority lien (subject only to any priority accorded to Permitted Liens) on the assets or properties purported to be covered thereby;

(p)          if any of the Loan Documents shall cease to be in full force and effect (other than as a result of the discharge thereof in accordance with the terms thereof or by written agreement of all parties thereto) or pursuant to a transaction permitted by this Agreement or any other Loan Document;

(q)          [Reserved]

(r)          if (A) the outstanding balance of all Revolving Loans and the Letter of Credit Balance exceeds, at any time, the lesser of (x) the Maximum Revolving Facility Amount and (y) the Borrowing Base, or (B) any of the Loan Limits for Revolving Loans are, at any time, exceeded, and, in each case, Borrower fails to cure the same in accordance with Section 1.7(a); or

(s)          (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect upon Borrower or any ERISA Affiliate, (ii) the existence of any Lien securing a material amount under Section 430(k) or Section 6321 of the Code or Section 303(k) or Section 4068 of ERISA on any assets of Borrower or any ERISA Affiliate, or (iii) Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect upon Borrower or any ERISA Affiliate. Notwithstanding anything to the contrary, no ERISA Event resulting in connection with the eDiscovery Business Sale shall constitute a Default or Event of Default under this Agreement or any other Loan Document.

7.2           Remedies with Respect to Lending Commitments/Acceleration/Etc. Upon the occurrence and during the continuation of an Event of Default Lender may, in Lender’s sole discretion (i) terminate all or any portion of its obligations to lend to or extend credit to Borrower under this Agreement and/or any other Loan Document, without prior notice to Borrower; provided, that Lender shall provide Borrower prompt written notice of such termination, and/or (ii) demand payment in full of all or any portion of the Obligations (whether or not payable on demand prior to such Event of Default), and/or (iii) take any and all other and further actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law and/or in equity. Notwithstanding the foregoing sentence, upon the occurrence of any Event of Default described in Section 7.1(g) or Section 7.1(h), without notice, demand or other action by Lender all of the Obligations shall immediately become due and payable whether or not payable on demand prior to such Event of Default.

7.3           Remedies with Respect to Collateral. Without limiting any rights or remedies Lender may have pursuant to this Agreement, the other Loan Documents, under applicable law or otherwise, upon the occurrence and during the continuation of an Event of Default:

(a)          Any and All Remedies. Lender may take any and all actions and avail itself of any and all rights and remedies available to Lender under this Agreement, any other Loan Document, under law or in equity, and the rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law or otherwise.

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(b)          Collections; Modifications of Terms. Lender may but shall be under no obligation to (i) notify all appropriate parties that the Collateral, or any part thereof, has been assigned to Lender; (ii) demand, sue for, collect and give receipts for and take all necessary or desirable steps to collect any Collateral or Proceeds in its or Borrower’s name, and apply any such collections against the Obligations in accordance with this Agreement; (iii) take control of any Collateral and any cash and non-cash Proceeds of any Collateral; (iv) enforce, compromise, extend, renew settle or discharge any rights or benefits of Borrower with respect to or in and to any Collateral, or deal with the Collateral as Lender may deem advisable; and (v) make any compromises, exchanges, substitutions or surrenders of Collateral Lender deems necessary or proper in its reasonable discretion, including extending the time of payment, permitting payment in installments, or otherwise modifying the terms or rights relating to any of the Collateral, all of which may be effected without notice to, consent of, or any other action of Borrower and without otherwise discharging or affecting the Obligations, the Collateral or the security interests granted to Lender under this Agreement or any other Loan Document.

(c)          Insurance. Lender may file proofs of loss and claim with respect to any of the Collateral with the appropriate insurer, and may endorse in its own and Borrower’s name any checks or drafts constituting Proceeds of insurance. Any Proceeds of insurance received by Lender may be applied by Lender against payment of all or any portion of the Obligations as Lender may elect in its reasonable discretion.

(d)          Possession and Assembly of Collateral. Lender may take possession of the Collateral. Upon Lender’s request, Borrower shall assemble the Collateral and make it available to Lender at a place or places to be designated by Lender in its Permitted Discretion.

(e)          Set-off. Lender may and without any notice to, consent of or any other action by Borrower (such notice, consent or other action being expressly waived), set-off or apply (i) any and all deposits (general or special, time or demand, provisional or final, other than accounts held in a trustee or other fiduciary capacity) at any time held by or for the account of Lender or any Affiliate of Lender, and/or (ii) any Indebtedness at any time owing by Lender or any Affiliate of Lender or any Participant in the Loans to or for the credit or the account of Borrower, to the repayment of the Obligations irrespective of whether any demand for payment of the Obligations has been made.

(f)          Disposition of Collateral.

(i)          Sale, Lease, etc. of Collateral. Lender may, without demand, advertising or notice, all of which Borrower hereby waives (except as the same may be required by the UCC or other applicable law and is not waivable under the UCC or such other applicable law), at any time or times in one or more public or private sales or other dispositions, for cash, on credit or otherwise, at such prices and upon such terms as determined by Lender (provided such price and terms are commercially reasonable within the meaning of the UCC to the extent such sale or other disposition is subject to the UCC requirements that such sale or other disposition must be commercially reasonable) (A) sell, lease, license or otherwise dispose of any and all Collateral, and/or (B) deliver and grant options to a third party to purchase, lease, license or otherwise dispose of any and all Collateral. Lender may sell, lease, license or otherwise dispose of any Collateral in its then-present condition or following any preparation or processing deemed necessary by Lender in its reasonable discretion. Lender may be the purchaser at any such public or private sale or other disposition of Collateral, and in such case Lender may make payment of all or any portion of the purchase price therefor by the application of all or any portion of the Obligations due to Lender to the purchase price payable in connection with such sale or disposition. Lender may, if it deems it reasonable, postpone or adjourn any sale or other disposition of any Collateral from time to time by an announcement at the time and place of the sale or disposition to be so postponed or adjourned without being required to give a new notice of sale or disposition; provided, however, that Lender shall provide the applicable Borrower with written notice of the time and place of such postponed or adjourned sale or disposition. Borrower hereby acknowledges and agrees that Lender’s compliance with any requirements of applicable law in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any sale, lease, license or other disposition of such Collateral.

Loan and Security Agreement

(ii)         Deficiency. Borrower shall remain liable for all amounts of the Obligations remaining unpaid as a result of any deficiency of the Proceeds of the sale, lease, license or other disposition of Collateral after such Proceeds are applied to the Obligations as provided in this Agreement.

(iii)        Warranties; Sales on Credit. Lender may sell, lease, license or otherwise dispose of the Collateral without giving any warranties and may specifically disclaim any and all warranties, including but not limited to warranties of title, possession, merchantability and fitness. Borrower hereby acknowledges and agrees that Lender’s disclaimer of any and all warranties in connection with a sale, lease, license or other disposition of Collateral will not be considered to adversely affect the commercial reasonableness of any such disposition of the Collateral. If Lender sells, leases, licenses or otherwise disposes of any of the Collateral on credit, Borrower will be credited only with payments actually made in cash by the recipient of such Collateral and received by Lender and applied to the Obligations. If any Person fails to pay for Collateral acquired pursuant this Section 7.3(f) on credit, Lender may re-offer the Collateral for sale, lease, license or other disposition.

(g)          Investment Property; Voting and Other Rights; Irrevocable Proxy.

(i)          All rights of Borrower to exercise any of the voting and other consensual rights which it would otherwise be entitled to exercise in accordance with the terms hereof with respect to any Investment Property, and to receive any dividends, payments, and other distributions which it would otherwise be authorized to receive and retain in accordance with the terms hereof with respect to any Investment Property, shall immediately, at the election of Lender (without requiring any notice; provided, that Borrower shall not be in violation of this Section for any exercise by Borrower of the voting or other consensual rights with respect to any Investment Property occurring after Lender has elected to prohibit such rights but prior to Borrower having received notice of Lender’s election) cease, and all such rights shall thereupon become vested solely in Lender, and Lender (personally or through an agent) shall thereupon be solely authorized and empowered, without notice, to (a) transfer and register in its name, or in the name of its nominee, the whole or any part of the Investment Property, it being acknowledged by Borrower that any such transfer and registration may be effected by Lender through its irrevocable appointment as attorney-in-fact pursuant to Section 7.3(g)(ii) and Section 4.4 of this Agreement, (b) exchange certificates and/or instruments representing or evidencing Investment Property for certificates and/or instruments of smaller or larger denominations, (c) exercise the voting and all other rights as a holder with respect to all or any portion of the Investment Property (including, without limitation, all economic rights, all control rights, authority and powers, and all status rights of Borrower as a member or as a shareholder (as applicable) of the Issuer), (d) collect and receive all dividends and other payments and distributions made thereon, (e) notify the parties obligated on any Investment Property to make payment to Lender of any amounts due or to become due thereunder, (f) endorse instruments in the name of Borrower to allow collection of any Investment Property, (g) enforce collection of any of the Investment Property by suit or otherwise, and surrender, release, or exchange all or any part thereof, or compromise or renew for any period (whether or not longer than the original period) any liabilities of any nature of any Person with respect thereto, (h) consummate any sales of Investment Property or exercise any other rights as set forth in Section 7.3(f) hereof, (i) otherwise act with respect to the Investment Property as though Lender was the outright owner thereof, and (j) exercise any other rights or remedies Lender may have under the UCC, other applicable law, or otherwise.

Loan and Security Agreement

(ii)         BORROWER HEREBY IRREVOCABLY CONSTITUTES AND APPOINTS LENDER AS ITS PROXY AND ATTORNEY-IN-FACT FOR BORROWER WITH RESPECT TO ALL OF EACH BORROWER’S INVESTMENT PROPERTY WITH THE RIGHT, DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, WITHOUT NOTICE, TO TAKE ANY OF THE FOLLOWING ACTIONS: (A) TRANSFER AND REGISTER IN LENDER’S NAME, OR IN THE NAME OF ITS NOMINEE, THE WHOLE OR ANY PART OF THE INVESTMENT PROPERTY, (B) VOTE THE PLEDGED EQUITY, WITH FULL POWER OF SUBSTITUTION TO DO SO, (C) RECEIVE AND COLLECT ANY DIVIDEND OR ANY OTHER PAYMENT OR DISTRIBUTION IN RESPECT OF, OR IN EXCHANGE FOR, THE INVESTMENT PROPERTY OR ANY PORTION THEREOF, TO GIVE FULL DISCHARGE FOR THE SAME AND TO INDORSE ANY INSTRUMENT MADE PAYABLE TO BORROWER FOR THE SAME, (D) EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES, AND REMEDIES (INCLUDING ALL ECONOMIC RIGHTS, ALL CONTROL RIGHTS, AUTHORITY AND POWERS, AND ALL STATUS RIGHTS OF BORROWER AS A MEMBER OR AS A SHAREHOLDER (AS APPLICABLE) OF THE ISSUER) TO WHICH A HOLDER OF THE PLEDGED COLLATERAL WOULD BE ENTITLED (INCLUDING, WITH RESPECT TO THE PLEDGED EQUITY, GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR SHAREHOLDERS, CALLING SPECIAL MEETINGS OF MEMBERS OR SHAREHOLDERS, AND VOTING AT SUCH MEETINGS), AND (E) TAKE ANY ACTION AND TO EXECUTE ANY INSTRUMENT WHICH LENDER MAY DEEM NECESSARY OR ADVISABLE TO ACCOMPLISH THE PURPOSES OF THIS AGREEMENT. THE APPOINTMENT OF LENDER AS PROXY AND ATTORNEY-IN-FACT IS COUPLED WITH AN INTEREST AND SHALL BE VALID AND IRREVOCABLE UNTIL (X) THE OBLIGATIONS (OTHER THAN CONTINGENT OBLIGATIONS NOT THEN DUE) HAVE BEEN PAID IN FULL IN CASH IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, (Y) LENDER HAS NO FURTHER OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND (Z) THE COMMITMENTS UNDER THIS AGREEMENT HAVE EXPIRED OR HAVE BEEN TERMINATED (IT BEING UNDERSTOOD AND AGREED THAT SUCH OBLIGATIONS WILL BE AUTOMATICALLY REINSTATED IF AT ANY TIME PAYMENT, IN WHOLE OR IN PART, OF ANY OF THE OBLIGATIONS IS RESCINDED OR MUST OTHERWISE BE RESTORED OR RETURNED BY LENDER FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, AS A PREFERENCE, FRAUDULENT CONVEYANCE, OR OTHERWISE UNDER ANY BANKRUPTCY, INSOLVENCY, OR SIMILAR LAW, ALL AS THOUGH SUCH PAYMENT HAD NOT BEEN MADE; IT BEING FURTHER UNDERSTOOD THAT IN THE EVENT PAYMENT OF ALL OR ANY PART OF THE OBLIGATIONS IS RESCINDED OR MUST BE RESTORED OR RETURNED, ALL REASONABLE OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS’ FEES AND DISBURSEMENTS) INCURRED BY LENDER IN DEFENDING AND ENFORCING SUCH REINSTATEMENT SHALL HEREBY BE DEEMED TO BE INCLUDED AS A PART OF THE OBLIGATIONS). SUCH APPOINTMENT OF LENDER AS PROXY AND AS ATTORNEY-IN-FACT SHALL BE VALID AND IRREVOCABLE AS PROVIDED HEREIN NOTWITHSTANDING ANY LIMITATIONS TO THE CONTRARY SET FORTH IN ANY ORGANIC DOCUMENTS OF BORROWER, ANY ISSUER, OR OTHERWISE. NOTWITHSTANDING THE FOREGOING IN THIS SECTION 7.3(G)(ii), UPON TAKING ANY SUCH ACTION, LENDER WILL PROMPTLY NOTIFY BORROWER THEREOF.

Loan and Security Agreement

(iii)        In order to further effect the foregoing transfer of rights in favor of Lender, during the continuance of an Event of Default, Borrower hereby authorizes and instructs each Issuer of Investment Property pledged by Borrower to comply with any instruction received by such Issuer from Lender without any other or further instruction from Borrower, and Borrower acknowledges and agrees that each Issuer shall be fully protected in so complying, and to pay any dividends, distributions, or other payments with respect to any of the Investment Property directly to Lender.

(iv)        Upon exercise of the proxy set forth herein, all prior proxies given by Borrower with respect to any of the Pledged Equity or other Investment Property, as applicable (other than to Lender), are hereby revoked, and no subsequent proxies (other than to Lender) will be given with respect to any of the Pledged Equity or any of the other Investment Property, as applicable, unless Lender otherwise subsequently agrees in writing. Lender, as proxy, will be empowered and may exercise the irrevocable proxy to vote the Pledged Equity and/or the other Investment Property at any and all times during the existence of an Event of Default, including, without limitation, at any meeting of shareholders or members, as the case may be, however called, and at any adjournment thereof, or in any action by written consent, and may waive any notice otherwise required in connection therewith. To the fullest extent permitted by applicable law, Lender shall have no agency, fiduciary, or other similar implied duties to Borrower, any Issuer, Borrower, or any other Person when acting in its capacity as such proxy or attorney-in-fact. Borrower hereby waives and releases any claims that it may otherwise have against Lender with respect to any breach, or alleged breach, of any such agency, fiduciary, or other similar duty.

(v)         Any transfer to Lender or its nominee, or registration in the name of Lender or its nominee, of the whole or any part of the Investment Property shall be made solely for purposes of effectuating voting or other consensual rights with respect to the Investment Property in accordance with the terms of this Agreement and is not intended to effectuate any transfer of ownership of any of the Investment Property. Notwithstanding the delivery by Lender of any instruction to any Issuer or any exercise by Lender of an irrevocable proxy or otherwise, Lender shall not be deemed the owner of, or assume any obligations or any liabilities whatsoever of the owner or holder of, any Investment Property unless and until Lender expressly accepts such obligations in a duly authorized and executed writing and agrees in writing to become bound by the applicable Organic Documents or otherwise becomes the owner thereof under applicable law (including through a sale as described in Section 7.3(f) hereof). The execution and delivery of this Agreement shall not subject Lender to, or transfer or pass to Lender, or in any way affect or modify, the liability of Borrower under the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise. In no event shall the execution and delivery of this Agreement by Lender, or the exercise by Lender of any rights hereunder or assigned hereby, constitute an assumption of any liability or obligation whatsoever of Borrower to, under, or in connection with any of the Organic Documents of any Issuer or any related agreements, documents, or instruments or otherwise.

Loan and Security Agreement

(h)          Election of Remedies. Lender shall have the right in Lender’s sole discretion to determine which rights, security, Liens and/or remedies Lender may at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way impairing, modifying or affecting any of Lender’s other rights, security, Liens or remedies with respect to such Property, or any of Lender’s rights or remedies under this Agreement or any other Loan Document.

(i)          Lender’s Obligations. Borrower agrees that Lender shall not have any obligation to preserve rights to any Collateral against prior parties or to marshal any Collateral of any kind for the benefit of any other creditor of Borrower or any other Person. Lender shall not be responsible to Borrower or any other Person for loss or damage resulting from Lender’s failure to enforce its Liens or collect any Collateral or Proceeds or any monies due or to become due under the Obligations or any other liability or obligation of Borrower to Lender.

(j)          Waiver of Rights by Borrower. Except as otherwise expressly provided for in this Agreement or by non-waivable applicable law, Borrower waives: (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Lender may do in this regard, (b) all rights to notice and a hearing prior to Lender’s taking possession or control of, or to Lender’s replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of its remedies and (c) the benefit of all valuation, appraisal, marshalling and exemption laws.

8.	LOAN GUARANTY.

8.1           Guaranty.

Each Guarantor hereby agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Lender, the prompt payment when due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Obligations and all costs and expenses, including all court costs and reasonable attorneys’ and paralegals’ fees and expenses paid or incurred by Lender in endeavoring to collect all or any part of the Obligations from, or in prosecuting any action against, Borrower or any Guarantor of all or any part of the Obligations (and such costs and expenses paid or incurred shall be deemed to be included in the Obligations). Each Guarantor further agrees that the Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. All terms of this Loan Guaranty apply to and may be enforced by or on behalf of any branch or Affiliate of Lender that extended any portion of the Obligations.

8.2           Guaranty of Payment.

This Loan Guaranty is a guaranty of payment and not of collection. Each Guarantor waives any right to require Lender to sue or otherwise take action against Borrower, any other Guarantor, or any other Person obligated for all or any part of the Obligations, or otherwise to enforce its payment against any Collateral securing all or any part of the Obligations.

Loan and Security Agreement

8.3           No Discharge or Diminishment of Loan Guaranty.

(a)          Except as otherwise expressly provided for herein, the obligations of each Guarantor hereunder are unconditional and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of all of the Obligations (other than contingent obligations not then due)), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Obligations, by operation of law or otherwise; (ii) any change in the corporate existence, structure or ownership of the Borrower or any Guarantor; (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting Borrower or any other Guarantor, or their assets or any resulting release or discharge of any obligation of Borrower or any other Guarantor; or (iv) the existence of any claim, setoff or other rights which any Guarantor may have at any time against any Borrower, any other Guarantor, Lender, or any other Person, whether in connection herewith or in any unrelated transactions.

(b)          The obligations of each Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by Borrower or any other Guarantor, of the Obligations or any part thereof.

(c)          Further, the obligations of any Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Lender to assert any claim or demand or to enforce any remedy with respect to all or any part of the Obligations; (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Obligations; (iii) any release, non-perfection, or invalidity of any indirect or direct security for all or any part of the Obligations or all or any part of any obligations of any other Guarantor; (iv) any action or failure to act by the Lender with respect to any Collateral; or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Guarantor or that would otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the payment in full in cash of the Obligations (other than contingent obligations not then due)).

8.4           Defenses Waived. To the fullest extent permitted by applicable law, each Guarantor hereby waives any defense based on or arising out of any defense of any Guarantor or the unenforceability of all or any part of the Obligations from any cause, or the cessation from any cause of the liability of any Guarantor, other than the payment in full in cash of all of the Obligations (other than contingent obligations not then due). Without limiting the generality of the foregoing and except as otherwise provided in this Agreement or the other Loan Documents, each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against Borrower, any other Guarantor, or any other Person. Each Guarantor confirms that it is not a surety under any state law and shall not raise any such law as a defense to its obligations hereunder. Lender may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral, compromise or adjust any part of the Obligations, make any other accommodation with Borrower or any Guarantor or exercise any other right or remedy available to it against Borrower or any Guarantor, without affecting or impairing in any way the liability of any Guarantor under this Loan Guaranty except to the extent the Obligations have been fully paid in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against Borrower or any other Guarantor or any security.

Loan and Security Agreement

8.5          Rights of Subrogation.

No Guarantor will assert any right, claim or cause of action, including, without limitation, a claim of subrogation, contribution or indemnification that it has against Borrower or any other Guarantor, or any Collateral, as a result of any payment made by Guarantor under this Loan Guaranty until the Obligors have fully performed all of their obligations to the Lender and all of the Obligations (other than contingent obligations not then due) have been paid in full in cash and all lending commitments of Lender under the Loan Documents have been terminated.

8.6          Reinstatement; Stay of Acceleration.

If at any time any payment of any portion of the Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or any other Person, or otherwise, each Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made and whether or not the Lender is in possession of this Loan Guaranty. If acceleration of the time for payment of any of the Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Obligations shall nonetheless be payable by the Guarantors forthwith on demand by the Lender.

8.7          Information.

Each Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that each Guarantor assumes and incurs under this Loan Guaranty, and agrees that the Lender shall not have any duty to advise any Guarantor of information known to it regarding those circumstances or risks.

8.8          Termination.

To the maximum extent permitted by law, each Guarantor hereby waives any right to revoke this Guaranty as to future Obligations.  If such a revocation is effective notwithstanding the foregoing waiver, each Guarantor acknowledges and agrees that (a) no such revocation shall be effective until written notice thereof has been received by Lender, (b) no such revocation shall apply to any Obligations in existence on the date of receipt by Lender of such written notice (including any subsequent continuation, extension, or renewal thereof, or change in the interest rate, payment terms, or other terms and conditions thereof), (c) no such revocation shall apply to any Obligations made or created after such date to the extent made or created pursuant to a legally binding commitment of Lender in existence prior to such date, (d) no payment by Borrower, any other Guarantor, or from any other source, prior to the date of Lender’s receipt of written notice of such revocation shall reduce the maximum obligation of any Guarantor hereunder, and (e) any payment, by Borrower or from any source other than a Guarantor which has made such a revocation, made subsequent to the date of such revocation, shall first be applied to that portion of the Obligations as to which the revocation is effective and which are not, therefore, guarantied hereunder, and to the extent so applied shall not reduce the maximum obligation of any Guarantor hereunder.

Loan and Security Agreement

8.9          Maximum Liability. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Guarantors or the Lender, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Guarantor’s “Maximum Liability”). This Section with respect to the Maximum Liability of each Guarantor is intended solely to preserve the rights of the Lender to the maximum extent not subject to avoidance under applicable law, and no Guarantor nor any other Person shall have any right or claim under this Section with respect to such Maximum Liability, except to the extent necessary so that the obligations of any Guarantor hereunder shall not be rendered voidable under applicable law. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Liability of each Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Lender hereunder, provided that, nothing in this sentence shall be construed to increase any Guarantor’s obligations hereunder beyond its Maximum Liability.

8.10        Contribution. In the event any Guarantor shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under this Loan Guaranty (such Guarantor a “Paying Guarantor”), each other Guarantor (each a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Applicable Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Section 8.10, each Non-Paying Guarantor’s “Applicable Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (ii) the aggregate Maximum Liability of all Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Guarantor, the aggregate amount of all monies received by such Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Guarantor’s several liability for the entire amount of the Obligations (up to such Guarantor’s Maximum Liability). Each of the Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the payment in full in cash of all of the Obligations. This provision is for the benefit of the Lender and the Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

8.11        Liability Cumulative. The liability of each Guarantor under this Section 8 is in addition to and shall be cumulative with all liabilities of each Guarantor to the Lender under this Agreement and the other Loan Documents to which such Guarantor is a party or in respect of any obligations or liabilities of Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

Loan and Security Agreement

9.	PAYMENTS FREE OF TAXES; OBLIGATION TO WITHHOLD; PAYMENTS ON ACCOUNT OF TAXES.

(a)          Any and all payments by or on account of any obligation of Borrower hereunder or under any other Loan Document shall to the extent permitted by applicable laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable laws require Borrower to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such laws as the case may be, upon the basis of the information and documentation to be delivered pursuant to subsection (e) below.

(b)          If Borrower shall be required by applicable law to withhold or deduct any Taxes from any payment, then (A) Borrower shall withhold or make such deductions as are required based upon the information and documentation it has received pursuant to subsection (e) below, (B) Borrower shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with the applicable law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by Borrower shall be increased as necessary so that after any required withholding or the making of all required deductions (including deductions applicable to additional sums payable under this Section) the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made. Upon request by Lender or other Recipient, Borrower shall deliver to Lender or such other Recipient, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment of Taxes, a copy of any return required by applicable law to report such payment or other evidence of such payment reasonably satisfactory to Lender or such other Recipient, as the case may be.

(c)          Without limiting the provisions of subsections (a) and (b) above, Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(d)          Without limiting the provisions of subsections (a) through (c) above, Borrower shall, and does hereby, on a joint and several basis indemnify Lender and each other Recipient and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes and Other Taxes (including Indemnified Taxes and Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid or incurred by Lender or any other Recipient on account of, or in connection with any Loan Document or a breach by Borrower thereof, and any penalties, interest and related expenses and losses arising therefrom or with respect thereto (including the reasonable fees, charges and disbursements of any counsel or other tax advisor for Lender or any other Recipient), whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to Borrower shall be conclusive absent manifest error. This Section 9 shall survive the repayment of the Obligations and the termination of this Agreement.

(e)          Lender shall deliver to Borrower and each Participant shall deliver to the applicable Lender granting the participation, at the time or times prescribed by applicable laws, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other reasonably requested information as will permit Borrower or Lender granting a participation, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s or Participant’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Recipient by Borrower pursuant to this Agreement or otherwise to establish such Recipient’s status for withholding tax purposes in the applicable jurisdiction; provided each Recipient shall only be required to deliver such documentation as it may legally provide.

Loan and Security Agreement

Without limiting the generality of the foregoing, if a Borrower is resident for tax purposes in the United States:

(i)          any Lender (or Participant) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code shall deliver to Borrower (or Lender granting a participation as applicable) an executed original of Internal Revenue Service Form W-9 or such other documentation or information prescribed by applicable law or reasonably requested by Borrower (or Lender granting a participation) as will enable Borrower (or Lender granting a participation) as the case may be, to determine whether or not such Lender (or Participant) is subject to backup withholding or information reporting requirements under the Code;

(ii)         any Lender (or Participant) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Recipient”) shall deliver to Borrower (and the Lender granting a participation in case the Non-U.S. Recipient is a Participant) and Lender on or prior to the date on which such Non-U.S. Person becomes a party to this Agreement or a Participant (and from time to time thereafter upon the reasonable request of Borrower or the Lender granting the participation but only if such Non-U.S. Recipient is legally entitled to do so), whichever of the following is applicable: (I) executed originals of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income tax treaty to which the United States is a party; (II) executed originals of Internal Revenue Service Form W-8ECI; (III) executed originals of Internal Revenue Service Form W-8IMY and all required supporting documentation; (IV) each Non-U.S. Recipient claiming the benefits of the exemption for portfolio interest under section 881(c) of the Code, shall provide (x) a certificate to the effect that such Non-U.S. Recipient is not (A) a “bank” within the meaning of section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of Borrower within the meaning of section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in section 881(c)(3)(C) of the Code and (y) executed originals of Internal Revenue Service Form W-8BEN; and/or (V) executed originals of any other form prescribed by applicable law (including FATCA) as a basis for claiming exemption from or a reduction in United States Federal withholding tax together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or any Lender granting a participation, to determine the withholding or deduction required to be made. Each Non-U.S. Recipient shall promptly notify Borrower (and any Lender granting a participation if the Non-U.S. Recipient is a Participant) of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

10.	GENERAL PROVISIONS.

10.1         Notices.

(a)           Notice by Approved Electronic Communications.

Loan and Security Agreement

The Lender and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Lender is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to Passport 6.0. All uses of Passport 6.0 and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Lender and Borrower in connection with the use of such system. Each of Borrower and Lender hereby acknowledges and agrees that the use of Passport 6.0 and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks (other than such as constitute gross negligence or willful misconduct) by hereby authorizing the Lender and each of its Affiliates to transmit Approved Electronic Communications. Passport 6.0 and all Approved Electronic Communications shall be provided “as is” and “as available”. None of Lender or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of Passport 6.0 or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein (other than such as constitute gross negligence or willful misconduct). No warranty of any kind is made by Lender or any of its Affiliates or related persons in connection with Passport 6.0 or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, or freedom from viruses or other code defects. Borrower agrees that Lender has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with Passport 6.0, any Approved Electronic Communication or otherwise required for Passport 6.0 or any Approved Electronic Communication.

Prior to the closing Date, Borrower shall deliver to Lender a complete and executed client User Form regarding Borrower’s use of Passport 6.0 in the form of Exhibit C annexed hereto.

No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which the Lender and Borrower may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a “signature” and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to this Agreement, any other Loan Document, the Uniform Commercial Code, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party’s or beneficiary’s right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b)          All Other Notices.

All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via Passport 6.0 or otherwise pursuant to Section 10.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

Loan and Security Agreement

If to Lender:

Siena Lending Group LLC
1177 Summer Street
Stamford, Connecticut 06905
Attention: Steve Sanicola
Email: ssanicola@sienalending.com

with a copy to:

Blank Rome LLP
The Chrysler Building
405 Lexington Avenue
New York, NY 10174
Attention: Lawrence F. Flick II, Esq.
Email: Flick@blankrome.com

If to Borrower:

Hudson Global Resources Management, Inc.
560 Lexington Avenue
New York, NY 10022
Attention: Stephen A. Nolan
Email: Stephen.Nolan@hudson.com

with a copy to:

Foley & Lardner LLP
777 East Wisconsin Avenue, Suite 3800
Milwaukee Wisconsin 53202
Attention: Patricia J. Lane, Esq.
Email: plane@foley.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (a) when personally delivered, (b) five (5) Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), or (c) one (1) Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender.

10.2        Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.

Loan and Security Agreement

10.3        Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between Borrower party hereto and thereto and Lender and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

10.4        Waivers. The failure of Lender at any time or times to require Borrower to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Lender later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Lender or its agents or employees, but only by a specific written waiver signed by an authorized officer of Lender and delivered to Borrower. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Lender and delivered to Borrower. Borrower waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Lender on which Borrower is or may in any way be liable, and notice of any action taken by Lender, unless expressly required by this Agreement, and notice of acceptance hereof.

10.5         Amendment. This Agreement may not be amended or modified except in a writing executed by Borrower and Lender, and only to the extent any such changes or modifications pertain to any provision of Article 8 hereof, Guarantor.

10.6         Time of Essence. Time is of the essence in the performance by Borrower of each and every obligation under this Agreement and the other Loan Documents.

10.7         Expenses, Fee and Costs Reimbursement. Subject to the specific amounts provided in the Fee Letter for the items described therein, Borrower hereby agrees to promptly pay (i) all out of pocket costs and expenses of Lender (including the out of pocket fees, costs and expenses of legal counsel to, and appraisers, accountants, consultants and other professionals and advisors retained by or on behalf of, Lender, all of which shall be reasonable, prior to the occurrence and continuance of an Event of Default) in connection with: (A) all loan proposals and commitments pertaining to the transactions contemplated hereby (whether or not such transactions are consummated), (B) the examination, review, due diligence investigation, documentation, negotiation, and closing of the transactions contemplated by the Loan Documents (whether or not such transactions are consummated), (C) the creation, perfection and maintenance of Liens pursuant to the Loan Documents, (D) the performance by Lender of its rights and remedies under the Loan Documents, (E) the administration of the Loans (including usual and customary fees for wire transfers and other transfers or payments received by the Lender on account of any of the Obligations) and Loan Documents, (F) any amendments, modifications, consents and waivers to and/or under any and all Loan Documents (whether or not such amendments, modifications, consents or waivers are consummated), (G) any periodic public record searches conducted by or at the request of Lender (including, title investigations and public records searches), pending litigation and tax lien searches and searches of applicable corporate, limited liability company, partnership and related records concerning the continued existence, organization and good standing of certain Persons), (H) protecting, storing, insuring, handling, maintaining, auditing, examining, valuing or selling any Collateral, (I) any litigation, dispute, suit or proceeding relating to any Loan Document, and (J) any workout, collection, bankruptcy, insolvency and other enforcement proceedings under any and all of the Loan Documents (it being agreed that such costs and expenses may include the costs and expenses of workout consultants, investment bankers, financial consultants, appraisers, valuation firms and other professionals and advisors retained by or on behalf of Lender), and (ii) without limitation of the preceding clause (i), all out of pocket costs and expenses of Lender in connection with Lender’s reservation of funds in anticipation of the funding of the initial Loans to be made hereunder. Any fees, costs and expenses owing by Borrower shall be due and payable within five (5) Business Days after written demand therefor accompanied by a description in reasonable detail of the calculation of the amount demanded.

Loan and Security Agreement

10.8         Benefit of Agreement; Assignability. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, and assigns of Borrower and Lender; provided, that Borrower may not assign or transfer any of its rights under this Agreement without the prior written consent of Lender, and any prohibited assignment shall be void. No consent by Lender to any assignment shall release Borrower from its liability for any of the Obligations. Lender shall have the right to assign all or any of its rights and obligations under the Loan Documents to one or more other Persons (other than any competitor of Borrower or of any Affiliate of Borrower), and Borrower agrees to execute all agreements, instruments and documents requested by Lender in connection with each such assignments. Notwithstanding any provision of this Agreement or any other Loan Document to the contrary, Lender may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement and the other Loan Documents to secure obligations of Lender, including any pledge or grant to secure obligations to a Federal Reserve Bank.

10.9         Recordation of Assignment. In respect of any assignment of all or any portion of any Lender’s interest in this Agreement and/or any other Loan Documents at any time and from time to time, the following provisions shall be applicable:

(a)          Borrower, or any agent appointed by Borrower, shall maintain a register (the “Register”) in which there shall be recorded the name and address of each Person holding any Loans or any commitment to lend hereunder, and the principal amount and stated interest payable to such Person hereunder or committed by such Person under such Person’s lending commitment. Borrower hereby irrevocably appoints Lender (and/or any subsequent Lender appointed by Lender then maintaining the Register) as Borrower’s non-fiduciary agent for the purpose of maintaining the Register.

(b)          In connection with any negotiation, transfer or assignment as aforesaid, the transferor/assignor shall deliver to Lender then maintaining the Register an assignment and assumption agreement executed by the transferor/assignor and the transferee/assignee, setting forth the specifics of the subject transaction, including but not limited to the amount and nature of Obligations and/or lending commitments being transferred or assigned (and being assumed, as applicable), and the proposed effective date of such transfer or assignment and the related assumption (if applicable).

(c)          Subject to receipt of any required tax forms reasonably required by Lender, such Person shall record the subject transfer, assignment and assumption in the Register. Anything contained in this Agreement or other Loan Document to the contrary notwithstanding, no negotiation, transfer or assignment shall be effective until it is recorded in the Register pursuant to this Section 10.9(c). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error; and Borrower and each Lender shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement and the other Loan Documents. The Register shall be available for inspection by Borrower and each Lender at any reasonable time and from time to time upon reasonable prior notice.

10.10     Participations. Anything in this Agreement or any other Loan Document to the contrary notwithstanding, Lender may, at any time and from time to time, without in any manner affecting or impairing the validity of any Obligations, sell to one or more Persons (other than any competitor of Borrower or of any Affiliate of Borrower) participating interests in its Loans, commitments and/or other interests hereunder and/or under any other Loan Document (any such Person, a “Participant”). In the event of a sale by Lender of a participating interest to a Participant, (a) such Lender’s obligations hereunder and under the other Loan Documents shall remain unchanged for all purposes, (b) Borrower and Lender shall continue to deal solely and directly with each other in connection with Lender’s rights and obligations hereunder and under the other Loan Documents and (c) all amounts payable by Borrower shall be determined as if Lender had not sold such participation and shall be paid directly to Lender, provided, however, a Participant shall be entitled to the benefits of Section 9 as if it were a Lender if Borrower is notified of the Participation and the Participant complies with Section 9(e). Borrower agrees that if amounts outstanding under this Agreement or any other Loan Document are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and the other Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement; provided that such right of set-off shall not be exercised without the prior written consent of Lender and shall be subject to the obligation of each Participant to share with Lender its share thereof. Borrower also agrees that each Participant shall be entitled to the benefits of Section 10.9 as if it were Lender. Notwithstanding the granting of any such participating interests: (i) Borrower shall look solely to Lender for all purposes of this Agreement, the Loan Documents and the transactions contemplated hereby, (ii) Borrower shall at all times have the right to rely upon any amendments, waivers or consents signed by Lender as being binding upon all of the Participants, and (iii) all communications in respect of this Agreement and such transactions shall remain solely between Borrower and Lender (exclusive of Participants) hereunder. The Lender granting a participation hereunder shall maintain, as a non-fiduciary agent of Borrower, a register as to the participations granted and transferred under this Section containing the same information specified in Section 10.9 on the Register as if the each Participant were a Lender to the extent required to cause the Loans to be in registered form for the purposes of Sections 163(F), 165(J), 871, 881, and 4701 of the Code.

If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the applicable rate of interest hereunder during such extension.

10.11      Headings; Construction. Section and subsection headings are used in this Agreement only for convenience and do not affect the meanings of the provisions that they precede.

10.12      USA PATRIOT Act Notification. Lender hereby notifies Borrower that pursuant to the requirements of the USA PATRIOT Act, it may be required to obtain, verify and record certain information and documentation that identifies such Person, which information may include the name and address of each such Person and such other information that will allow Lender to identify such Persons in accordance with the USA PATRIOT Act.

Loan and Security Agreement

10.13          Counterparts; Fax/Email Signatures. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Agreement may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

10.14         GOVERNING LAW. THIS AGREEMENT, ALONG WITH ALL OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED OTHERWISE IN SUCH OTHER LOAN DOCUMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW). FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS AGREEMENT AND ALL SUCH OTHER LOAN DOCUMENTS WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (EXCEPT 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATION LAW).

10.15         CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL. ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT SHALL BE BROUGHT EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFOREMENTIONED COURTS. BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, OR BASED ON UPON 28 U.S.C. § 1404, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING AND ADJUDICATION OF ANY SUCH ACTION, SUIT OR PROCEEDING IN ANY OF THE AFOREMENTIONED COURTS AND AMENDMENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY THE COURT. BORROWER AND HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR UNDER ANY AMENDMENT, WAIVER, AMENDMENT, INSTRUMENT, DOCUMENT OR OTHER AGREEMENT DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE OTHER TRANSACTION DOCUMENTS, AND AGREES THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

10.16         Publication. Borrower consents to the publication by Lender of a tombstone, press releases or similar advertising material relating to the financing transactions contemplated by this Agreement, and Lender reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

Loan and Security Agreement

10.17         Confidentiality; Sharing Information. Lender shall hold all Information obtained by such Lender pursuant to the requirements of this Agreement in accordance with such Lender’s customary procedures for handling Information of this nature; provided, however, Lender may disclose such Information (a) to its examiners, Affiliates, outside auditors, counsel and other professional advisors, (b) to any prospective transferees, and (c) as required or requested by any Governmental Authority or representative thereof or pursuant to legal process; provided, further that (i) unless specifically prohibited by applicable law, Lender shall use its reasonable best efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such Information (A) by a Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of such Lender by such Governmental Authority) or (B) pursuant to legal process and (ii) in no event shall Lender be obligated to return any materials furnished by Borrower other than those documents and instruments in possession of Lender in order to perfect its Lien on the Collateral once the Obligations have been paid in full and this Agreement has been terminated. Notwithstanding any non-disclosure agreement or similar document executed by Lender in favor of Borrower or any of any Borrower’s affiliates, the provisions of this Agreement shall supersede such agreements.

[signature page follows]

Loan and Security Agreement

IN WITNESS WHEREOF, Borrower, Lender and Guarantor have signed this Agreement as of the date first set forth above.

Borrower:		Lender:

HUDSON GLOBAL RESOURCES MANAGEMENT, INC.		SIENA LENDING GROUP LLC
		By:	/s/ Anthony Lavinio
By:	/s/ Latham Williams		Anthony Lavinio
	Name: Latham Williams		Director
Its: President

		By:	/s/ Steven Sanicola
Steven Sanicola
Director

Guarantor:

HUDSON GLOBAL, INC.

By:	/s/ Stephen Nolan
Name: Stephen Nolan
Its: Executive Vice President and Chief Financial Officer

Signature Page to Loan and Security Agreement

Disclosure Schedule

1.            Borrower Information:

(a)          Jurisdictions of Formation; Foreign Business Qualifications:

BORROWER	JURISDICTION OF FORMATION	FOREIGN BUSINESS QUALIFICATIONS
Hudson Global Resources Management, Inc.	Pennsylvania	Alabama, Arizona, California, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Illinois, Iowa, Massachusetts, Missouri, New Jersey, New Mexico, New York, North Carolina, South Dakota, Texas

(b)          Names:

BORROWER LEGAL NAME	PRIOR LEGAL NAMES	EXISTING TRADE NAMES	PRIOR TRADE NAMES
Hudson Global Resources Management, Inc.

SPEC American Technical Services Inc.; SPEC/ATS, Inc.; TMP Worldwide eResourcing Management, Inc.; Hudson Highland Group Global Resources Management, Inc.; People.com Consultants, Inc.; Hudson Global Resources Holdings, Inc.; Cornell Technical Services, Inc.

Hudson Global Resources America, Inc.

People.com Technology Partners, Inc.

		Hudson; Hudson Global Resources; Hudson Inclusion Solutions	N/A

(c)          Collateral Locations: Previously delivered to Lender.

(d)          Collateral in Possession of Lessor, Bailee, Consignee, or Warehouseman: Previously delivered to Lender.

Disclosure Schedule Page 1

(e)          Litigation:                               None.

(f)          Capitalization of Borrower:

Borrower	Equity-holder	Equity Description	Percentage of Outstanding Equity Issued by Borrower
Hudson Global Resources Management, Inc.	Hudson Global, Inc.	All of the issued and outstanding stock of the Borrower	100%

(g) Other Investment Property:	None.

(h) Material Contracts	Previously delivered to Lender.

2. Commercial Tort Claims	None.

3. Deposit Accounts / Other accounts:

Borrower	Name of Financial Institution	Account Number (* indicates account is approved for funding of loan proceeds)	Purpose of Account	Is the Account a “Restricted Account” as defined in Schedule B (Yes or No?)
Hudson Global Resources Management, Inc.	RBS Citizens	Previously delivered to Lender.	Cash Collateral Account	Yes
Hudson Global Resources Management, Inc.	RBS Citizens	Previously delivered to Lender.	Funding Account	Yes
Hudson Global Resources Management, Inc.	RBS Citizens	Previously delivered to Lender.	Controlled Disbursement	Yes
Hudson Global Resources Management, Inc.	RBS Citizens	Previously delivered to Lender.	Payroll	No

Disclosure Schedule Page 2

4. Intellectual Property:

(a) Patents and Patent Licenses	None.

(b) Trademarks and Trademark Licenses	None.

(c) Copyrights and Copyright Licenses	None.

5. Insurance:	Previously delivered to Lender.

6. Permitted Indebtedness:	None.

7. Permitted Liens:	UCC Filing #201008025748862 by Canon Financial Services against Hudson Global Resources Management, Inc. for equipment sold or financed by Cannon Financial Services, Inc. filed with the New York Department of State on 8/2/2010.

Disclosure Schedule Page 3

Schedule A

Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit:

(a) Maximum Revolving Facility Amount:	$10,000,000, minus the Availability Block, minus Reserves against the Maximum Revolving Facility Amount; provided, that upon the consummation of an eDiscovery Business Sale, such amount shall automatically be reduced to $5,000,000, minus the Availability Block, minus Reserves against the Maximum Revolving Facility Amount

(b) Advance Rates:

(i) Accounts Advance Rate:	85%; provided, that if Dilution exceeds 3%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess.

(ii) Unbilled Accounts Advance Rate	65%; provided, that if Dilution exceeds 3%, Lender may, at its option (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Reserve on account of such excess.

(c) Unbilled Accounts Sublimit:	$4,000,000; provided, that upon the consummation of an eDiscovery Business Sale, such amount shall automatically be reduced to $2,000,000

(d) [Reserved]

(e) Letter of Credit Limit:	$1,000,000

A-1

(f) Availability Block:	As of any date of determination, $2,000,000; provided, that (i) the Availability Block shall automatically be reduced to $1,000,000 upon the consummation of an eDiscovery Business Sale, (ii) following Lender’s receipt of a Compliance Certificate indicating that Borrower has achieved a Fixed Charge Coverage Ratio of not less than 1.10 to 1.00 on a trailing six-month basis for the month most recently ended, the Availability Block shall automatically and permanently be reduced to $0 upon the later of (A) the date Borrower delivers such Compliance Certificate to Lender and (B) January 31, 2015 (the last day of the calendar month for the calendar month during which such date occurs, the “Fixed Charge Test Commencement Date”); provided, further, that, such Availability Block shall thereafter be replaced with the Fixed Charge Coverage Ratio covenant set forth in Schedule E hereto.

2. [Reserved]

3. Interest Rate:	1.75 % per annum in excess of the Base Rate

4. Maximum Days re Accounts:

(a) Maximum days after original invoice date for Eligible Accounts:	Ninety (90) days

(b) Maximum days after original invoice due date for Eligible Accounts:	Sixty (60) days

(c) Maximum days after accrual due date for Eligible Unbilled Accounts:	Thirty (30) days

5. Lender’s Bank:	Wells Fargo Bank, National Association and its affiliates (which bank may be changed from time to time by notice from Lender to Borrower)

6. Maturity Date:	August 1, 2017

A-2

Schedule B

Definitions

Unless otherwise defined herein, the following terms are used herein as defined in the UCC: Accounts, Account Debtor, Certificated Security, Chattel Paper, Commercial Tort Claims, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Proceeds, Supporting Obligations and Tangible Chattel Paper.

As used in this Agreement, the following terms have the following meanings:

“Accounts Advance Rate” means the percentage set forth in Section 1(b)(i) of Schedule A.

“Advance Rates” means, collectively, the Accounts Advance Rate and the Unbilled Accounts Rate.

“Affiliate” shall mean, with respect to any Person, any other Person in control of, controlled by, or under common control with the first Person, and any other Person who has a substantial interest, direct or indirect, in the first Person or any of its Affiliates, including, any officer or director of the first Person or any of its Affiliates; provided, however, that neither Lender nor any of its Affiliates shall be deemed an “Affiliate” of Borrower for any purposes of this Agreement. For the purpose of this definition, a “substantial interest” shall mean the direct or indirect legal or beneficial ownership of more than fifteen (15%) percent of any class of equity or similar interest.

“Agreement” and “this Agreement” has the meaning set forth in the preamble to this Agreement.

“Approved Electronic Communication” shall mean each notice, demand, communication, information, document and other material transmitted, posted or otherwise made or communicated by e-mail, facsimile, Passport 6.0, or any other equivalent electronic service, whether owned, operated or hosted by the Lender, any of its Affiliates or any other Person, that any party is obligated to, or otherwise chooses to, provide to the Lender pursuant to this Agreement or any other Loan Document, including any financial statement, financial and other report, notice, request, certificate and other information or material; provided that Approved Electronic Communications shall not include any notice, demand, communication, information, document or other material that this Agreement specifically requires a Person to deliver in physical form.

“Bankruptcy Code” means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).

“Base Rate” means, for any day, the greatest of (i) the per annum rate of interest which is identified as the “Prime Rate” and normally published in the Money Rates section of The Wall Street Journal (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Lender may select in its Permitted Discretion) (“the Published Prime Rate”), (ii) the sum of the Federal Funds Rate plus 0.5%, and (iii) 3.25% per annum. Any change in the Base Rate due to a change in such Published Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in such Published Prime Rate or the Federal Funds Rate.

B-1

“Blocked Account” has the meaning set forth in Section 4.1.

“Borrower” has the meaning set forth in the preamble to this Agreement.

“Borrowing Base” means (i) the aggregate amount of Eligible Accounts multiplied by the Accounts Advance Rate; plus (ii) the aggregate amount of Eligible Unbilled Accounts multiplied by the Unbilled Accounts Advance Rate (but in no event to exceed the Unbilled Accounts Sublimit), minus (iii) all Reserves which Lender has established pursuant to Section 1.2 (including those to be established in connection with any requested Revolving Loan or Letter of Credit); minus (iv) the Availability Block, if any, set forth in Section 1(f) of Schedule A.

“Business Day” means a day other than a Saturday or Sunday or any other day on which Lender or banks in New York are authorized to close.

“Capital Expenditures” means all expenditures which, in accordance with GAAP, as in effect on the date hereof, would be required to be capitalized and shown on the consolidated balance sheet of Borrower, but excluding expenditures made in connection with the acquisition, replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with cash awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

“Capital Stock” means with respect to any Person, any and all shares, membership interests, participations or other equivalents (however designated) of such Person's capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other similar interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests).

“Capitalized Lease” shall mean any lease which is or should be capitalized on the balance sheet of the lessee thereunder in accordance with GAAP, as in effect on the date hereof.

“Closing Date” means August 1, 2014

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” means all property and interests in property in or upon which a security interest, mortgage, pledge or other Lien is granted pursuant to this Agreement or the other Loan Documents, including all of the property of Borrower described in Section 3.1. For the avoidance of doubt, the Collateral shall not include any Excluded Property.

“Collections” has the meaning set forth in Section 4.1.

“Compliance Certificate” means a compliance certificate substantially in the form of Exhibit F hereto to be signed by any Senior Officer of Borrower or any Guarantor.

“Default” means any event which with notice or passage of time, or both, would constitute an Event of Default.

B-2

“Default Rate” has the meaning set forth in Section 2.1.

“Dilution” means, as of any date of determination, a percentage, based upon the experience of the immediately prior 3 months, that is the result of dividing the Dollar amount of (a) bad debt write-downs, discounts, advertising allowances, credits, or other dilutive items with respect to Borrower’s Accounts during such period, by (b) Borrower’s billings with respect to Accounts during such period.

“Dilution Reserve” means, as of any date of determination, an amount sufficient to reduce the Accounts Advance Rate and the Unbilled Accounts Advance Rate by one percentage point for each percentage point by which Dilution is in excess of 3%.

“Disclosure Schedule” shall mean that certain Disclosure Schedule annexed hereto immediately following the signature page to this Agreement, as the same may be updated from time to time after the Closing Date.

“Dollars” or “$” shall mean United States Dollars, lawful currency for the payment of public and private debts.

“Domestic Subsidiary” means any Subsidiary of a Person that is not a Foreign Subsidiary.

“E-Signature” shall mean the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Early Termination Fee” has the meaning set forth in the Fee Letter.

“EBITDA” shall mean, for the applicable period, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income or franchise taxes, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) all non-cash losses, charges, expenses and other items. Following the consummation of the any Permitted Acquisition, for the purposes of calculating EBITDA for any period that includes the date on which Borrower consummated such Permitted Acquisition, EBITDA for such period shall be calculated after giving pro forma effect to such Permitted Acquisition in accordance with Regulation S-X promulgated under the Securities Exchange Act of 1934, or in such other manner reasonably acceptable to Lender, as if such Permitted Acquisition occurred on the first day of the month in which it occurred.

“eDiscovery Business Sale” shall mean a sale, in one transaction or a series of related transactions (whether effectuated as an asset sale, a stock sale, a merger or a combination of any of the foregoing), pursuant to which Borrower sells all or substantially all of the assets pertaining to its eDiscovery business to any Person, such transaction(s) to be upon terms and conditions, and pursuant to executed documents in form and substance, in each case satisfactory to Lender in its Permitted Discretion.

B-3

“Eligible Account” means, at any time of determination, an Account owned by Borrower which satisfies the general criteria set forth below:

(i)      neither the Account Debtor nor any of its Affiliates is an Affiliate of Borrower, or a creditor or supplier of Borrower (with Accounts to be ineligible to the extent of any amounts owed by Borrower to such Person as a creditor or supplier);

(ii)     it does not remain unpaid more than the earlier to occur of (A) the number of days after the original invoice date set forth in Section 4(a) of Schedule A or (B) the number of days after the original invoice due date set forth in Section 4(b) of Schedule A;

(iii)    the Account Debtor or its Affiliates are not past due (or past any of applicable dates referenced in clause (ii) above) on other Accounts owing to Borrower comprising more than 50% of all of the Accounts owing to Borrower by such Account Debtor or its Affiliates;

(iv)    all Accounts owing by the Account Debtor or its Affiliates do not represent more than 20% of all otherwise Eligible Accounts (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (iv) shall be considered Eligible Accounts to the extent of the amount thereof which does not exceed 20% of all otherwise Eligible Accounts);

(v)     no covenant, representation or warranty contained in this Agreement or any other Loan Document with respect to such Account (including any of the representations set forth in Section 5.4) has been breached;

(vi)    the Account is not subject to any contra relationship, counterclaim, dispute or set-off (with Accounts to be ineligible to the extent of such contra, counterclaim, dispute or set-off);

(vii)   the Account Debtor’s chief executive office or principal place of business is located in the United States or Canada, unless (A) the sale is fully backed by a letter of credit, guaranty or acceptance acceptable to Lender in its sole discretion, and if backed by a letter of credit, such letter of credit has been issued or confirmed by a bank satisfactory to Lender in its sole discretion, is sufficient to cover such Account, and if required by Lender, the original of such letter of credit has been delivered to Lender or Lender's agent and the issuer thereof notified of the assignment of the proceeds of such letter of credit to Lender (B) such Account is subject to credit insurance payable to Lender issued by an insurer and on terms, conditions and in an amount acceptable to Lender in its sole discretion, or (C) such Account is billed to an address in the United States.

(viii)  it is not an Unbilled Account and it is absolutely owing to Borrower and does not arise from a sale on a bill-and-hold, guarantied sale, sale-or-return, sale-on-approval, consignment, retainage or any other repurchase or return basis or consist of progress billings;

(ix)     the Account Debtor is not the United States of America or any state or political subdivision (or any department, agency or instrumentality thereof), unless Borrower has complied with the Assignment of Claims Act of 1940 (31 U.S.C. §203 et seq.) or other applicable similar state or local law in all material respects;

(x)      it is at all times subject to Lender’s duly perfected, first priority security interest and to no other Lien that is not a Permitted Lien, and the goods giving rise to such Account (A) were not, at the time of sale, subject to any Lien except Permitted Liens and (B) have been sold by Borrower to the Account Debtor in the ordinary course of Borrower’s business and delivered to and accepted by the Account Debtor, or the services giving rise to such Account have been performed by Borrower and accepted by the Account Debtor in the ordinary course of Borrower’s business;

B-4

(xi)     the Account is not evidenced by Chattel Paper or an Instrument of any kind (unless delivered to Lender in accordance with Section 3.2 of this Agreement) and has not been reduced to judgment;

(xii)    the Account Debtor’s total indebtedness to Borrower does not exceed the amount of any credit limit established by Borrower (provided, that Accounts which are deemed to be ineligible solely by reason of this clause (xiii) shall be considered Eligible Accounts to the extent the amount of such Accounts does not exceed the lower of such credit limits);

(xiii)   there are no facts or circumstances existing, or which could reasonably be anticipated to occur, which could reasonably be expected to result in any adverse change in the Account Debtor’s financial condition or impair or delay the collectability of all or any portion of such Account;

(xiv)   Lender has been furnished with all documents and other information pertaining to such Account which Lender has reasonably requested, or which Borrower is obligated to deliver to Lender, pursuant to this Agreement;

(xv)    Borrower has not made an agreement with the Account Debtor to extend the time of payment thereof beyond the time periods set forth in clause (ii) above;

(xvi)   Borrower has not posted a surety or other bond in respect of the contract under which such Account arose; and

(xvii)  the Account Debtor is not subject to any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar applicable law.

Notwithstanding the foregoing and for the avoidance of doubt, Borrower acknowledges that Lender shall have the right to audit all Accounts represented by Borrower to be Eligible Accounts, and Lender, in its Permitted Discretion, may determine that an Account Debtor is not creditworthy or not capable of being verified in a manner satisfactory to Lender and in either case, therefore deem an otherwise Eligible Account of such Account Debtor to cease to be an Eligible Account, provided, that such determination by Lender shall not be held to cause Borrower’s representations, made prior to the communication to Borrower of such determination, regarding such Account and its status as an Eligible Account to be false or misleading.

“Eligible Unbilled Account” shall mean and include any Unbilled Amount of Borrower which (i) is owing, but which is not yet billed, for services actually rendered by Borrower, as reflected on its books and records, (ii) shall become a standard billed Account in the ordinary course of business of such Borrower pursuant to the billing of such amount (and the conversion thereof into a Account) within 30 days after its submission to the Lender for inclusion in the Borrowing Base as an Eligible Unbilled Account, (iii) is subject to a perfected first priority security interest in favor of Lender and no other lien except Permitted Liens and would not otherwise be deemed ineligible under the definition of Eligible Accounts (except for the fact that such Unbilled Amount is not yet billed and invoiced), and (iv) the Unbilled Amount is evidenced by documentation satisfactory to the Lender in its Permitted Discretion. Notwithstanding anything to the contrary contained in the foregoing, no Unbilled Amount shall be an Eligible Unbilled Account included in the Borrowing Base unless such Unbilled Amount is owing in, and will be billed and invoiced in, denominated in and repayable in, Dollars.

B-5

“ERISA” means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with Borrower within the meaning of section 414(b) or (c) of the Code (and sections 414(m) and (o) of the Code for purposes of provisions relating to section 412 of the Code and section 302 of ERISA).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon Borrower or any ERISA Affiliate.

“Event of Default” has the meaning set forth in Section 7.1.

“Excess Availability” shall mean the amount, as determined by Lender (in the absence of demonstrable error), calculated at any date, equal to the difference of (A) the lesser of (x) the Maximum Revolving Facility Amount, minus the Availability Block, minus Reserves against the Maximum Revolving Facility Amount, and (y) the Borrowing Base minus (B) the outstanding balance of all Revolving Loans and the Letter of Credit Balance; provided that if any of the Loan Limits for Revolving Loans is exceeded as of the date of calculation, then Excess Availability shall be zero.

“Excluded Property” shall mean (a) any non-material lease, license, contract or agreement to which Borrower is a party, and any of its rights or interests thereunder, if and to the extent that a security interest therein is prohibited by or in violation of (or in the case of clause (y) would render such contract, lease, license, or agreement cancelled, invalid or unenforceable) (x) any applicable law, or (y) a term, provision or condition of any such lease, license, contract or agreement (unless in each case, such applicable law, term, provision or condition would be rendered ineffective with respect to the creation of such security interest pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity), provided, however, that the foregoing shall cease to be treated as “Excluded Property” (and shall constitute Collateral) immediately at such time as the contractual or legal prohibition shall no longer be applicable and to the extent severable, such security interest shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified in (x) or (y) above, provided, further that Excluded Property shall not include any proceeds of any such lease, license, contract or agreement or any goodwill of Borrowers’ business associated therewith or attributable thereto; (b) any outstanding Capital Stock of a Foreign Subsidiary in excess of 65% of the voting Capital Stock of such Foreign Subsidiary; and (c) any deposit account specifically and exclusively used (1) for payroll, payroll taxes, workers’ compensation or unemployment compensation, pension benefits and other similar expenses to or for the benefit of any grantor’s employees and accrued and unpaid employee compensation (including salaries, wages, benefits and expense reimbursements), (2) as zero balance deposit accounts, (3) for trust or fiduciary purposes in the ordinary course of business and (4) for all taxes required to be collected or withheld (including, without limitation, federal and state withholding taxes (including the employer’s share thereof), taxes owing to any governmental unit thereof, sales, use and excise taxes, customs duties, import duties and independent customs brokers’ charges) for which Borrower may become liable.

B-6

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof); (b) in the case of a Non-U.S. Recipient (as defined in Section 9(e)), U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Non-U.S. Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which Non-U.S. Recipient becomes a party to this Agreement or acquires a participation, except in each case to the extent that, pursuant to Section 9 amounts with respect to such Taxes were payable either to such Non-U.S. Recipient assignor (or Lender granting such participation) immediately before such assignment or grant of participation; (c) United States federal withholding Taxes that would not have been imposed but for such Recipient’s failure to comply with Section 9(e) (except where the failure to comply with Section 9(e) was the result of a change in law, ruling, regulation, treaty, directive, or interpretation thereof by a Governmental Authority after the date the Recipient became a party to this Agreement or a Participant) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Extraordinary Receipts” means any cash or cash equivalents received by or paid to or for the account of Borrower not in the ordinary course of business, including amounts received in respect of foreign, United States, state or local tax refunds, purchase price adjustments, indemnification payments, and pension plan reversions.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“Fee Letter” means that certain Fee Letter, dated as of August 1, 2014, between Borrower and Lender.

“Fiscal Year” means the fiscal year of Borrower which ends on December 31 of each year.

“Fixed Charge Test Commencement Date” has the meaning set forth in Section (f) of Schedule A hereto.

“Fixed Charge Coverage Ratio” has the meaning set forth in Section (a) of Schedule E hereto.

B-7

“Fixed Charges” shall mean, for the period in question, on a consolidated basis, the sum of (i) all cash principal payments scheduled to be made during such period in respect of Indebtedness of Borrower, plus (ii) all scheduled Interest Expense of Borrower for such period paid or required to be paid in cash during such period, plus (iii) all taxes of Borrower paid or required to be paid for such period, plus (iv) all cash distributions, cash dividends, cash redemptions and other cash payments made or required to be made during such period with respect to equity securities issued by Borrower.

“Foreign Subsidiary” means any Subsidiary of a Person that is not organized or incorporated in the United States or any State or territory thereof.

“GAAP” means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guaranty”, “Guaranteed” or to “Guarantee”, as applied to any Indebtedness, liability or other obligation, means (i) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the ordinary course of business), of any part or all of such Indebtedness, liability or obligation, and (ii) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including, the purchase of securities or obligations, the purchase or sale of property or services, or the supplying of funds).

“Guarantors” means Parent and each other person who becomes a party to a guaranty after the date hereof.

“Indebtedness” means (without duplication), with respect to any Person, (i) all obligations or liabilities, contingent or otherwise, for borrowed money, (ii) all obligations represented by promissory notes, bonds, debentures or the like, or on which interest charges are customarily paid, (iii) all liabilities secured by any Lien on property owned or acquired, whether or not such liability shall have been assumed, (iv) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (v) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding trade payables which are not ninety days past the invoice date (unless disputed) incurred in the ordinary course of business and employee benefit obligations, but including the maximum probable amount payable under any earn-out or similar obligations), (vi) all Capitalized Leases of such Person, (vii) all obligations (contingent or otherwise) of such Person as an account party or applicant in respect of letters of credit and/or bankers’ acceptances, or in respect of financial or other hedging obligations, (viii) all equity interests issued by such Person subject to repurchase or redemption at any time on or prior to the final scheduled Maturity Date, other than voluntary repurchases or redemptions that are at the sole option of such Person, (ix) all principal outstanding under any synthetic lease, off-balance sheet loan or similar financing product, and (x) all Guarantees, endorsements (other than for collection in the ordinary course of business) and other contingent obligations in respect of the obligations of others constituting “Indebtedness” under one or more of the foregoing clauses. The amount of Indebtedness of Borrower and its Subsidiaries shall be calculated without duplication of contingent obligations of Borrower and any Subsidiary in respect thereof.

B-8

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Borrower under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Information” means all information received from or on behalf of Borrower or any of its Affiliates relating to Borrower or any of its Affiliates or any of their respective businesses, other than any such information that Lender demonstrates is available to Lender on a non-confidential basis prior to disclosure by Borrower or any of its Affiliates.

“Intellectual Property” means the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks and trademark licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Interest Expense” means, for the applicable period, for Borrower on a consolidated basis, total interest expense (including interest attributable to Capitalized Leases in accordance with GAAP) and fees with respect to outstanding Indebtedness.

“Investment Property” means the collective reference to (a) all “investment property” as such term is defined in Section 9-102 of the UCC, (b) all “financial assets” as such term is defined in Section 8-102(a)(9) of the UCC, and (c) whether or not constituting “investment property” as so defined, all Pledged Equity.

“Issuers” means the collective reference to each issuer of Investment Property.

“Lender” has the meaning set forth in the preamble to this Agreement.

“Lender’s Bank” has the meaning set forth in Schedule A.

“Letter of Credit” has the meaning set forth in Section 1.1(a).

“Letter of Credit Balance” means the sum of (i) the aggregate undrawn face amount of all outstanding Letters of Credit and (ii) all interest, fees and costs due in connection therewith.

“Letter of Credit Limit” means the amount set forth in Section 1(e) of Schedule A.

“License” means any license or agreement under which Borrower is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of Property or any other conduct of its business.

“Licensor” means any Person from whom Borrower obtains the right to use any Intellectual Property.

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“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment for security purposes, charge, deposit arrangement for security purposes, encumbrance, easement, lien (statutory or other), security interest, or other security arrangement and any other preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title retention agreement, the interest of a lessor under a Capital Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing (but excluding all interests in respect of operating leases).

“Lien Waiver” means an agreement, in form and substance reasonably satisfactory to Lender, by which (i) for any Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Lender to enter upon the premises and remove the Collateral or to use the premises to store or dispose of the Collateral, (ii) for any Collateral held by a warehouseman, processor, shipper or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Lender, and agrees to deliver the Collateral to Lender upon request , (iii) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Lender’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Lender upon request; and (iv) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Lender the right, vis-à-vis such Licensor, to enforce Lender’s Liens with respect to the Collateral, including the right to dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

“Liquidity” means, as of any date of determination, the sum of (a) Borrower’s Excess Availability, and (b) Borrower’s cash on hand in its operating account(s).

“Loan Account” has the meaning set forth in Section 2.4.

“Loan Documents” means, collectively, this Agreement and all notes, guaranties, security agreements, mortgages, certificates, landlord’s agreements, Lock Box and Blocked Account agreements and all other agreements, documents and instruments now or hereafter executed or delivered by Borrower and Guarantors in connection with, or to evidence the transactions contemplated by, this Agreement.

“Loan Limits” means, collectively, the Loan Limits for Revolving Loans and Letters of Credit set forth in Section 1 of Schedule A and all other limits on the amount of Loans and Letters of Credit set forth in this Agreement.

“Loans” means the Revolving Loans.

“Lock Box” has the meaning set forth in Section 4.1.

“Material Adverse Effect” means any event, act, omission, condition or circumstance which, which individually or in the aggregate, has or could reasonably be expected to have a material adverse effect on (i) the business, operations, properties, assets or condition, financial or otherwise, of Borrower or any Guarantor, as applicable, (ii) the ability of Borrower or any Guarantor, as applicable, to perform any of its obligations under any of the Loan Documents, or (iii) the validity or enforceability of, or Lender’s rights and remedies under, any of the Loan Documents with respect to or against Borrower or any Guarantor; provided, that it is understood that the eDiscovery Business Sale shall not constitute a Material Adverse Effect.

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“Material Contract” means has the meaning set forth in Section 5.18.

“Maturity Date” means the date set forth in Section 6 of Schedule A, as such date may be accelerated in accordance with the terms of this Agreement.

“Maximum Liability” has the meaning set forth in Section 8.9.

“Maximum Revolving Facility Amount” means the amount set forth in Section 1(a) of Schedule A.

“Maximum Lawful Rate” has the meaning set forth in Section 2.5.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Net Income” shall mean, for the applicable period, for Borrower individually or for Borrower and its Subsidiaries on a consolidated basis, as applicable, the net income (or loss) of Borrower individually or of Borrower and its Subsidiaries on a consolidated basis, as applicable, for such period, excluding any non-cash gains or non-cash losses from dispositions, any extraordinary non-cash gains or extraordinary non-cash losses and any non-cash gains or non-cash losses from discontinued operations, in each case of Borrower individually or of Borrower and its Subsidiaries on a consolidated basis, as applicable, for such period.

“Non-Paying Guarantor” has the meaning set forth in Section 8.10.

“Non-U.S. Recipient” has the meaning set forth in Section 9(e)(ii).

“Notice of Borrowing” has the meaning set forth in Section 1.4.

“Obligations” means all present and future Loans, advances, debts, liabilities, fees, expenses, obligations, guaranties, covenants, duties and indebtedness at any time owing by Borrower or any Guarantor to Lender, whether evidenced by this Agreement, any other Loan Document or otherwise whether arising from an extension of credit, opening of a Letter of Credit, guaranty, indemnification or otherwise, whether direct or indirect (including those acquired by assignment and any participation by Lender in Borrower’s indebtedness owing to others), whether absolute or contingent, whether due or to become due, and whether arising before or after the commencement of a proceeding under the Bankruptcy Code or any similar statute.

“Organic Documents” shall mean, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

“Other Taxes” means all present or future stamp, court or documentary, property, excise, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document.

“Parent” means Hudson Global, Inc. a Delaware corporation.

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“Participant” has the meaning set forth in Section 10.10.

“Passport 6.0” means the electronic and/or internet-based system approved by Lender for the purpose of making notices, requests, deliveries, communications, and for the other purposes contemplated in this Agreement or otherwise approved by Lender, whether such system is owned, operated or hosted by Lender, any of its Affiliates or any other Person.

“Paying Guarantor” has the meaning set forth in Section 8.10.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Act” means the Pension Protection Act of 2006.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in, with respect to plan years ending prior to the effective date of the Pension Act, Section 412 of the Code and Section 302 of ERISA, each as in effect prior to the Pension Act and, thereafter, Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA, and any sections of the Code or ERISA related thereto that are enacted after the date of this Agreement.

“Permitted Acquisition” means, so long as no Default or Event of Default has occurred and is continuing and shall not have occurred immediately after giving effect to any of the transactions listed below, the acquisition of all or a substantial part of the assets or property or Capital Stock or equity interests of any Person or any business unit or division of any Person (the “Target”), subject to the satisfaction of each of the following conditions:

(a) Lender shall receive at least 15 Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;

(b) the Target’s assets shall only comprise a business of the type engaged in by Borrower and the Guarantors as of the Closing Date or ancillary businesses reasonably related to the business engaged in by Borrower and the Guarantors as of the Closing Date;

(c) the total cash and non-cash consideration including without limitation, any deferred payment, assumed liabilities and earnout payments) for all Permitted Acquisitions shall not exceed $5,000,000 for cash consideration and $2,500,000 for non-cash consideration in the aggregate during each Fiscal Year;

(d) the Target shall have EBITDA of not less than $150,000 in aggregate for the four (4) fiscal quarters (taken as a whole) preceding the date of the Permitted Acquisition, calculation of which shall be reasonably acceptable to Lender;

(e) at or prior to the closing of any Permitted Acquisition, Lender will be granted a first priority perfected security interest and lien (subject to any Permitted Liens) in all assets (to the extent the same are acquired by Borrower or a Guarantor as of the date of such Permitted Acquisition) or capital stock or other equity interest in the Target on the same terms and conditions set forth with respect to the Collateral, and the Collateral shall not be subject to any liens or encumbrances other than Permitted Liens, and the Target shall have executed such documents and taken such actions as may be reasonably required by Lender in connection therewith; provided, however, the foregoing requirement shall only apply to any Target which is formed or located in the United States;

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(f) concurrently with delivery of the notice referred to in clause (a) above, Borrower shall have delivered to Lender, in form and substance reasonably satisfactory to Lender, a pro forma consolidated balance sheet, income statement and cash flow statement of Borrower and its Subsidiaries, based on recent financial statements and assumptions believed by Borrower to be reasonable at the time made and which shall, among other things and without limitation, project continued compliance with all financial covenants set forth in this Agreement then in effect, and for any Permitted Acquisition with a purchase price in excess of $250,000, at Lender’s request, Borrower shall have delivered to Lender a “businessmen review”, “quality of earnings report” or other accounting report with respect to the Target, in form and from an independent accounting or other similar firm, reasonably acceptable to Lender.

(g) on or prior to the date of such Permitted Acquisition, Lender shall have received, in form and substance reasonably satisfactory to Lender, copies of the acquisition agreement and related material agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Lender, including, without limitation, a collateral assignment of the seller’s representations, warranties and indemnities to Borrower under the acquisition documents signed by Borrower;

(h) Borrower, on a pro forma basis, after giving effect to the Permitted Acquisition, shall have Liquidity of not less than $6,000,000;

(i) concurrently with consummation of the Permitted Acquisition, Borrower shall have delivered to Lender a certificate stating that the foregoing conditions have been satisfied other than those conditions requiring satisfaction by Lender;

(j) such Permitted Acquisition shall not be hostile and shall have been approved by the governing body and/or the stockholders or other equityholders of the Target, as applicable; and

(k) no assets acquired in any such transaction(s) shall be included in the Borrowing Base until Lender has received a field examination and appraisal, as applicable, with respect to such assets, in form and substance reasonably acceptable to Lender.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by Borrower and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Discretion” means a determination made in good faith and in the exercise (from the perspective of a secured asset-based lender) of commercially reasonable business judgment.

“Permitted Dispositions” means:

(a) Accounts with an aggregate value not in excess of $250,000 in any Fiscal Year,

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(b) any Collateral or other assets (other than Accounts) with an aggregate value not in excess of $500,000 in any Fiscal Year, including, without limitation, the disposition or transfer of Equipment in the ordinary course of business that is obsolete, worn out or otherwise unsalable in the ordinary course of business during any Fiscal Year and only to the extent that (x) the proceeds of any such disposition or transfer are used to acquire replacement Equipment which is subject to Lender’s first priority security interest or (y) the proceeds of which are remitted to Lender to be applied pursuant to Section 4.2;

(c)  dispositions of Inventory in the ordinary course of its business;

(d)  the termination of a lease of real or personal property that is not necessary for the ordinary course of business, could not reasonably be expected to have a Material Adverse Effect and does not result from a Default or Event of Default;

(e)  dispositions of Equipment during any twelve (12) month period, having a fair market value not to exceed $250,000 in the aggregate;

(f)   dispositions of property (including but not limited to intellectual property rights) that is no longer necessary, used or useful for Borrower’s business as conducted prior thereto or thereafter contemplated;

(g)  dispositions of property (other than Accounts) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of replacement property having reasonably equivalent value;

(h)  dispositions permitted as Permitted Investments;

(i)   dispositions permitted under Section 5.24(d) or 5.24(j);

(j)   sale-leaseback transactions in connection with financing of equipment or other property used in the ordinary course of business that is not prohibited under this Agreement;

(k)  licensing, on a non-exclusive basis, of intellectual property in the ordinary course of business;

(l)   voluntary termination by Borrower or its Subsidiary of a hedging or swap agreement; and

(m) governmental takings, casualty losses and similar involuntary dispositions.

“Permitted Indebtedness” means:

(a)   the Indebtedness existing on the date hereof described in Section 6 of the Disclosure Schedule;

(b)   capitalized leases and purchase money Indebtedness secured by Permitted Liens in an aggregate amount not exceeding $100,000 at any time outstanding;

(c)   Indebtedness secured by Permitted Liens;

(d)   Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

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(e)   unsecured intercompany loans incurred by Borrower and owing to one or more of Borrower’s Affiliates at any one time not to exceed $5,000,000 in the aggregate outstanding, so long as, at the request of Lender, each such intercompany loan is evidenced by a promissory note (including, if applicable, any master intercompany note executed by Borrower and such Affiliate(s)) on terms and conditions (including terms subordinating payment of the Indebtedness evidenced by such note to the prior payment in full of all Obligations) acceptable to Lender in its Permitted Discretion;

(f)    contingent obligations (i) incurred in the ordinary course of business with respect to any service contract with any client of Borrower and with respect to surety, appeal or performance bonds, or other similar obligations incurred in the ordinary course of business, (ii) arising from customary indemnification and warranty obligations in favor of purchasers in connection with dispositions permitted hereunder, and (iii) otherwise in an aggregate amount of up to $100,000 outstanding from time to time;

(g)   Indebtedness incurred in connection with Permitted Acquisitions providing for indemnification, the adjustment to purchase price or similar adjustments, to the extent such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to Lender in its Permitted Discretion;

(h)   Indebtedness attributable to credit card “charge-backs,” cash management obligations in respect of netting services, automatic clearinghouse arrangements, overdraft protections, employee credit card programs and other cash management and similar arrangements, in each case, incurred in the ordinary course of business;

(i)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business;

(j)    earn-outs in connection with a Permitted Acquisition; and

(k)   any other unsecured Indebtedness in an aggregate amount of up to $500,000 outstanding from time to time; in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided, that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (iii) the terms thereof are not modified to impose more burdensome terms upon Borrower. For the purposes of complying with Section 5.25, in the event that an item of Indebtedness meets the criteria of one or more of the categories of Permitted Indebtedness, Borrower may, in its sole discretion, classify and reclassify or later divide, classify or reclassify such item of Indebtedness (or any portion thereof) and will only be required to include the amount and type of such Indebtedness in one of the above clauses.

“Permitted Investments” means

(a)   equity interests or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing to Borrower (in bankruptcy of customers or suppliers or otherwise outside the ordinary course of business) or as security for any such Indebtedness or claims;

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(b)   investments received in settlement of amounts due to Borrower, made in the ordinary course of business or owing to Borrower as a result of insolvency proceedings involving a customer or upon the foreclosure or enforcement of any Lien in favor of Borrower;

(c)   investments permitted as Permitted Indebtedness;

(d)   investments set forth on the Disclosure Schedule;

(e)   advances or prepayments to Borrower’s suppliers;

(f)    investments in the ordinary course of business consisting of endorsements for collection or deposit;

(g)   investments consisting of Federal Deposit Insurance Corporation insured deposit accounts which are maintained in the ordinary course of business in connection with cash management systems;

(h)   Investments resulting from pledges and deposits constituting Permitted Liens;

(i)    Permitted Acquisitions; and

(j)         other investments in an aggregate amount outstanding at any time not to exceed $500,000.

“Permitted Liens” means:

(a)   purchase money security interests and liens in respect of capitalized leases in specific items of Equipment securing Permitted Indebtedness described under clause (b) of the definition of Permitted Indebtedness;

(b)   Liens for taxes, fees, assessments, or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate action (which action has the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained; provided the same have no priority over any of Lender’s Liens;

(c)   Liens of materialmen, mechanics, carriers, or other similar liens and statutory or common law Liens (other than Liens for Taxes or imposed under ERISA) arising in the ordinary course of business and securing obligations which are not delinquent or are being contested in good faith by appropriate action (which action has the effect of preventing the enforcement of such lien) for which adequate reserves in accordance with GAAP are being maintained;

(d)   liens which constitute banker’s liens, rights of set-off, or similar rights as to deposit accounts or other funds maintained with a bank or other financial institution (but only to the extent such banker’s liens, rights of set-off or other rights are in respect of customary service charges relative to such deposit accounts and other funds, and not in respect of any loans or other extensions of credit by such bank or other financial institution to Borrower);

(e)   cash deposits or pledges to secure the payment of worker’s compensation, unemployment insurance, or other social security benefits or obligations, public or statutory obligations, surety or appeal bonds, bid or performance bonds, or other obligations of a like nature incurred in the ordinary course of business;

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(f)    Liens incurred or deposits made in the ordinary course of business to secure the performance of tenders, bids, leases, contracts (except those relating to borrowed money), statutory obligations and other similar obligations, or arising as a result of progress payments under contracts, as long as such Liens at all times junior to Lender’s Liens;

(g)   Liens arising by virtue of a judgment or judicial order against Borrower or any Subsidiary, or any Property of Borrower or any Subsidiary, as long as such Liens are (1) in existence for less than twenty (20) consecutive days or being contested in good faith and by appropriate actions, and (2) at all times subordinate and junior in all respects to Lender’s Liens;

(h)   Liens on policies of insurance to secure loans made by insurance companies to finance the premiums for such policies;

(i)    Liens arising from precautionary UCC financing statements (or similar filings) filed in connection with leases;

(j)    other Liens securing Permitted Indebtedness or other obligations not prohibited by this Agreement in an aggregate amount not to exceed $100,000 and subject at all times to a subordination agreement in favor of, and in form and substance satisfactory to, Lender in its Permitted Discretion.

“Permitted Loans” means:

(a)   deposits with financial institutions and other Persons permitted hereunder;

(b)   intercompany working capital advances from Borrower to any Affiliate formed or organized in Canada in an aggregate amount outstanding not to exceed $300,000 at any one time; and

(c)   intercompany loans from Borrower to Parent in an aggregate amount outstanding any time not to exceed $3,000,000 (the “Parent Intercompany Loan Limit”) so long as after giving effect to the making of any such intercompany loan, Borrower shall have pro forma Excess Availability of not less than $1,500,000; provided, that (i) within ten (10) Business Days of the consummation of an eDiscovery Business Sale, Parent shall repay no less than 50% of the aggregate principal amount of all such intercompany loans outstanding as of the date of the consummation of such eDiscovery Business Sale, and (ii) effective immediately upon the consummation of any eDiscovery Business Sale, the Parent Intercompany Loan Limit shall automatically and permanently be reduced to $1,500,000; and provided further, that no Accounts of Parent owing to Borrower existing on the date hereof shall be counted against the Parent Intercompany Loan Limit.

“Person” means any individual, sole proprietorship, partnership, joint venture, limited liability company, trust, unincorporated organization, association, corporation, government or any agency or political division thereof, or any other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of Borrower or any such plan to which Borrower (or with respect to any plan subject to Section 412 of the Code or Section 302 or Title IV of ERISA, any ERISA Affiliate) is required to contribute on behalf of any of its employees.

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“Pledged Equity” means the equity interests of Borrower in each Subsidiary of Borrower (as listed on Sections 1(f) and 1(g) of the Disclosure Schedule, together with any other equity interests, certificates, options, or rights or instruments of any nature whatsoever in respect of the equity interests of any Person that may be issued or granted to, or held by, Borrower while this Agreement is in effect, and including, without limitation, to the extent attributable to, or otherwise related to, such pledged equity interests, all of Borrower’s (i) interests in the profits and losses of each Issuer, (ii) rights and interests to receive distributions of each Issuer’s assets and properties, and (iii) rights and interests, if any, to participate in the management or each Issuer related to such pledged equity interests.

“Prepayment Event” means: (i) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of Borrower (other than to any Guarantor, if permitted hereunder) other than assets with an aggregate fair value which do not exceed $250,000 in any Fiscal Year; (ii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any of Borrower with an aggregate fair value immediately prior to such event equal to or greater than $250,000 in any Fiscal Year; (iii) the issuance by Borrower to any Person (other than to any Guarantor, if permitted hereunder) of any equity interests after the Closing Date, or the receipt by Borrower of any capital contribution from any Person (other than to any Guarantor, if permitted hereunder) after the Closing Date; (iv) the incurrence by Borrower of any Indebtedness not permitted by this Agreement; and (v) the receipt by Borrower of any Extraordinary Receipts in excess of $250,000 in the aggregate in any Fiscal Year.

“Protective Advances” has the meaning set forth in Section 1.3.

“Recipient” means any Lender, Participant, or any other recipient of any payment to be made by or on account of any Obligation of Borrower under this Agreement or any other Loan Document, as applicable.

“Register” has the meaning set forth in Section 10.9(a).

“Released Parties” means Lender and any and all Participants, their successors and assigns, their Affiliates, their respective directors, officers, employees, attorneys and agents and any other Person affiliated with or representing Lender.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Reserves” has the meaning set forth in Section 1.2.

“Restricted Accounts” means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Borrower (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, or (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

“Revolving Loans” has the meaning set forth in Section 1.1(a).

“Securities Act” means the Securities of Act of 1933, as amended.

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“Senior Officer” means the chairman of the board, president, chief executive officer, global controller, chief financial officer, treasurer or assistant treasurer of Borrower or, if the context requires, a Guarantor.

“Stated Rate” has the meaning set forth in Section 2.5.

“Subsidiary” means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other equity interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Threshold Amount” means $250,000.

“UCC” means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or such other applicable jurisdiction.

“Unbilled Accounts Advance Rate” means the percentage set forth in Section 1(b)(ii) of Schedule A.

“Unbilled Accounts Sublimit” means the amount set forth in Section 1(c) of Schedule A.

“Unbilled Amounts” shall mean and include, as to Borrower, all obligations owing Borrower and all rights to payment owing to Borrower, including but not limited to all such obligations and rights to payment constituting accounts (as defined in Article 9 of the UCC), arising out of or in connection with the rendition of services which have been performed for or provided to any customer but have not yet been billed or invoiced to such customer.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower or Lender shall so request, Lender and Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) Borrower shall provide to Lender financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of Borrower at “fair value”, as defined therein.

B-19

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, in the event of a change in GAAP after the Closing Date requiring all leases to be capitalized, only those leases (assuming for purposes of this paragraph that they were in existence on the Closing Date) that would constitute Capitalized Leases on the Closing Date shall be considered Capital Leases (and all other such leases shall constitute operating leases) and all calculations and deliverables under this Agreement or the other Loan Documents shall be made in accordance therewith (other than the financial statements delivered pursuant to this Agreement; provided that all such financial statements delivered to Lender in accordance with the terms of this Agreement after the date of such change in GAAP shall contain a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such change).

References in this Agreement to “Articles”, “Sections”, “Annexes”, “Exhibits” or “Schedules” shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. “Include”, “includes” and “including” shall be deemed to be followed by “without limitation”. “Or” shall be construed to mean “and/or”. Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References “from” or “through” any date mean, unless otherwise specified, “from and including” or “through and including”, respectively. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds. Time is of the essence for each performance obligation of Borrower under this Agreement and each Loan Document. All amounts used for purposes of financial calculations required to be made herein shall be without duplication. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any agreement, instrument or document (i) shall include all schedules, exhibits, annexes and other attachments thereto and (ii) shall be construed as referring to such agreement, instrument or other document as from time to time amended, amended and restated, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein or in any other Loan Document). The words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

B-20

Schedule C

[Reserved]

C-1

Schedule D

Provide Lender with each of the documents set forth below at the following times in form reasonably satisfactory to Lender:

Weekly (no later than the 2nd Business Day of each week), but in any event no later than the date of each Loan made or more frequently if Lender requests

(a) an Account roll-forward with supporting details supplied from sales journals, collection journals, credit registers and any other records, with respect to Borrower’s Accounts (delivered electronically in a reasonably acceptable format).

Weekly (no later than the 2nd Business Day of each week) or more frequently if Lender requests

(b) notice of all claims, offsets, or disputes asserted by Account Debtors with respect to Borrower’s Accounts, involving an amount in excess of $100,000, and

(c) copies of invoices and credit memos together with corresponding supporting documentation, with respect to invoices and credit memos as determined in the sole discretion of Lender, from time to time, but generally to focus on amounts in excess of $100,000 or greater.

Monthly (no later than the 15th day of each month)

(d) a detailed aging, by total, of Borrower’s Accounts, together with a reconciliation and supporting documentation for any reconciling items noted (delivered electronically in a reasonably acceptable format),

(e) a summary aging, by vendor, of Borrower’s accounts payable and any book overdraft and an aging, by vendor, of any held checks (delivered electronically in a reasonably acceptable format), and

(f)  a monthly Account roll-forward with respect to Borrower’s Accounts, in a format acceptable to Lender in its discretion, tied to the beginning and ending Account balances of Borrower’s general ledger (delivered electronically in a reasonably acceptable format).

Monthly (no later than the 20th day of each month)

(g) a reconciliation of Accounts and trade accounts payable of Borrower’s general ledger accounts to its monthly financial statements including any book reserves related to each category.

(h) a forecast report

Quarterly	(i) a report regarding Borrower’s accrued, but unpaid, ad valorem taxes.

D-1

Bi-Annually (in January and in July of each calendar year)

(j)          a detailed list of Borrower’s customers, with address and contact information,

(k)          a detailed list of Borrower’s vendors, with address and contact information, and

(l) an updated Disclosure Schedule, true and correct in all material respects as of the date of delivery, accompanied by a certificate executed by an officer of the Borrower and substantially in the form of Exhibit F hereto (it being understood and agreed that no such update shall serve to cure any existing Event of Default, including any Event of Default resulting from any failure to provide any such disclosure to Lender on an earlier date or any breach of any earlier made representation and/or warranty).; provided, that Borrower, in its sole discretion, may provide an updated Disclosure Schedule on an earlier date.

D-2

Schedule E

Financial Covenant(s)

(a)   Fixed Charge Coverage Ratio. After the Fixed Charge Test Commencement Date, Borrower shall not permit the ratio of (i) EBITDA for the six month period ending on the date set forth below, minus unfinanced Capital Expenditures of Borrower on a consolidated basis for such period, to (ii) Fixed Charges for such period to be less than the ratio set forth below for such date:

Date	Ratio

The Fixed Charge Test Commencement Date and the last day of each calendar month thereafter	1.1:1.0

E-1

Schedule F

Cure Periods

Section	Number of Days Cure
5.1	10 days
5.10	5 Business Days other than with respect to the filing of Federal and state income tax returns
5.14(b)	15 days
5.15(b)	15 days
5.15(c)	15 days
5.15(d)	15 days
Schedule D, clause (b)	2 days
Schedule D, clauses (d) – (f)	10 days
Schedule D, clauses (j) and (k)	30 days
Schedule D, clause (l)	15 days

F-1

Exhibit A

Form of NOTICE OF BORROWING

Hudson Global Resources Management, Inc.

560 Lexington Avenue

New York, NY 10022

Siena Lending Group LLC
1177 Summer Street
Stamford, CT 06905
Attention: Steve Sanicola

Dear Mr. Sanicola:

Please refer to the Loan and Security Agreement dated as of August 1, 2014 (as amended, restated or otherwise modified from time to time, the “Loan Agreement”) among the undersigned, as Borrower, Hudson Global, Inc., as Guarantor and Siena Lending Group LLC, as Lender. Capitalized defined terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 1.4 of the Loan Agreement and constitutes a representation by Borrower that the conditions specified in Section 1.6 of the Loan Agreement have been satisfied. Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct in all material respects as of such earlier date), both before and immediately after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and immediately after giving effect to the Loans requested hereby.

Borrower hereby requests a borrowing under the Loan Agreement as follows:

The aggregate amount of the proposed borrowing is $[______________]. The requested borrowing date for the proposed borrowing (which is a Business Day) is [______________], [____].

Borrower has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [_____________].

HUDSON GLOBAL RESOURCES MANAGEMENT, INC.

By:
Title:

Ex. A-1

Exhibit B

closing checklist

[Attached]

Ex. B-1

Exhibit C

CLIENT USER FORM

Siena Lending Group LLC
Passport 6.0 – Client User Form

Borrower Name: Hudson Global Resources Management, Inc.

Borrower Number: ________

Loan and Security Agreement Date: August 1, 2014

I, being an authorized signer of the above borrower (the”Company”), refer to the above Loan and Security Agreement (“LSA”) between the Company and Siena Lending Group LLC. This is the Client User Form, used to determined client access to Passport 6.0. Terms defined in the LSA have the same meaning when used in this Client User Form.

Being duly authorized by the Company, I confirm that:

(a)	the following people have been authorized by the Company to have access to Passport 6.0:

First Name	Last Name	Full Access or Read Only Access	Email Address	Phone Number

Authorized Signer	Authorized Signer

Name:	Name:
Title:	Title:
Date:	Date:

Ex. C-1

Exhibit D

AUTHORIZED ACCOUNTS FORM

Siena Lending Group LLC
Authorized Accounts Form

Borrower Name: Hudson Global Resources Management, Inc.

Borrower Number: ________

Loan and Security Agreement Date: August 1, 2014

I, being an authorized signer of the above borrower (the “Company”), refer to the above Loan and Security Agreement (the “LSA”) between the Company and Siena Lending Group LLC (“Siena”). This is the Authorized Accounts Form, referring to authorized operating bank accounts of the Company. Terms defined in the LSA have the same meaning when used in this Authorized Accounts Form.

Being duly authorized by the Company, I confirm that the following operating bank accounts of the Company are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

Authorized Signer

Name: Title:
Date:

Ex. D-1

Exhibit E

FORM OF ACCOUNT DEBTOR NOTIFICATION

[Date]

via CERTIFIED MAIL, RETURN RECEIPT REQUESTED

Re:    Loan Transaction with Siena Lending Group LLC

Ladies and Gentlemen:

Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with Lender in the future, the “Financing Arrangements”) with Siena Lending Group LLC (“Lender”), pursuant to which we have granted to Lender a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.

You are authorized and directed to respond to any inquiries that Lender may direct to you from time to time pertaining to the validity, amount, and other matters relating to such Accounts and Chattel Paper. In the event that Lender requests that payment for any Accounts and/or Chattel Paper be made directly to Lender, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.

This authorization and directive shall be continuing and irrevocable until all of the Financing Agreements have been terminated and all obligations (other than contingent obligations) owing thereunder by us have been paid in full in cash.

Very truly yours,

HUDSON GLOBAL RESOURCES MANAGEMENT, INC.

By:
Name:
Its:

cc:	SIENA LENDING GROUP LLC
1177 Summer Street
Stamford, Connecticut 06905
Attention: Steven Sanicola

Ex. E-1

Exhibit F

FORM OF COMPLIANCE CERTIFICATE

[letterhead of Borrower]

To:  Siena Lending Group LLC

1177 Summer Street

Stamford, Connecticut 06905

Attention: Steven Sanicola

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of August 1, 2014 (the “Loan Agreement”) by and among Siena Lending Group LLC (“Lender”), Hudson Global Resources Management, Inc. a Pennsylvania corporation (“Borrower”). Capitalized defined terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 5.15 of the Loan Agreement, the undersigned Senior Officer of Borrower or Guarantor hereby certifies (solely in his capacity as an officer of Borrower or Guarantor and not in his individual capacity – it being agreed and acknowledged that the statements or information provided herein shall not impose any personal liability on the undersigned) that:

1.     The financial statements of Borrower for the ___ -month period ending _____________ attached hereto have been prepared in accordance with GAAP (except for the absence of footnotes and subject to audit and year-end adjustments), and fairly present in all material respects the financial condition of Borrower for the periods and as of the dates specified therein.

2.     As of the date hereof, there does not exist any Default or Event of Default.

3.     Borrower is in compliance with the applicable financial covenants contained in Section 5.25 of the Loan Agreement for the periods covered by this Compliance Certificate. If applicable, attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrower’s compliance with such financial covenants, if any, which computations were made in accordance with GAAP.

IN WITNESS WHEREOF, this Compliance Certificate is executed by the undersigned this ____ day of _______________, ______.

Name:
Title:

Ex.-F-1